Exhibit 2.2

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

BY AND AMONG

FILMON.TV NETWORKS INC.

OVG ACQUISITION CORPORATION

OVGUIDE.COM, INC.

AND

SECURITYHOLDER REPRESENTATIVE

Dated as of February 29, 2016

THIS AGREEMENT AND PLAN OF MERGER AND REORGANIZATION (the “Agreement”) is made and entered into as of February 29, 2016 by and among FilmOn.TV Networks Inc., a Delaware corporation (“Parent”), OVG Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Parent (“Sub”), OVGuide.com, Inc., a Delaware corporation (the “Company”), and Peter Lee, who will serve as the representative of the Holdback Participants, Optionholders and Bonus Recipients and is referred to herein from time to time as the “Securityholder Representative.” The capitalized terms used but not defined in this Agreement have the definitions ascribed to such terms in Section 1.6 of this Agreement.

RECITALS

A. The Boards of Directors of each of Parent, Sub and the Company believe it is in the best interests of their respective companies and the stockholders of their respective companies that the Company and Sub combine into a single company through the statutory merger of Sub with and into the Company (the “Merger”) and, in furtherance thereof, have approved the Merger.

B. Pursuant to the Merger, among other things, and subject to the terms and conditions of this Agreement, all of the issued and outstanding capital stock of the Company shall be converted into the right to receive the consideration set forth herein, all of the In-the-Money Company Options (as defined below), shall be substituted for the Rollover Options, and all of the Out-of-the-Money Company Options shall be canceled prior to or in connection with the Effective Time, as set forth herein.

C. A portion of the consideration payable in connection with the Merger shall be withheld by Parent in accordance with and subject to the terms of this Agreement as security for the indemnification obligations set forth in this Agreement.

D. The parties intend, by executing this Agreement, to adopt a “plan of reorganization” within the meaning of Section 368 of the Code, and to cause the Transaction to qualify as a tax free reorganization under Section 368(a) of the Code.

E. The Company, on the one hand, and Parent and Sub, on the other hand, desire to make certain representations, warranties, covenants and other agreements in connection with the Merger and the other transactions contemplated by this Agreement (the “Transaction”).

F. Contemporaneously with the execution and delivery of this Agreement by the parties hereto, the Key Employees (as defined below) are entering into or executing an employee proprietary information and invention assignment agreement with Parent or the Surviving Corporation, as determined by Parent, substantially in the form attached hereto as Exhibit A (the “PIIAA”) to be effective as of the Closing.

NOW, THEREFORE, in consideration of the mutual agreements, covenants and other promises set forth herein, the mutual benefits to be gained by the performance thereof, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, the parties hereby agree as follows:

ARTICLE I

THE MERGER

1.1 The Merger. At the Effective Time (as defined below) and subject to and upon the terms and conditions of this Agreement and the applicable provisions of the General Corporation Law of the State of Delaware (the “DGCL”), Sub shall be merged with and into the Company, the separate corporate existence of Sub shall cease, and the Company shall continue as the surviving corporation and as a wholly owned subsidiary of Parent. The surviving corporation is hereinafter referred to as the “Surviving Corporation.”

1.2 Effective Time. Unless this Agreement is earlier terminated pursuant to Section 8.1 hereof, the closing of the Merger (the “Closing”) will take place as promptly as practicable following the execution and delivery hereof by the parties hereto, conditioned upon the satisfaction or waiver of the conditions set forth in Article VI hereof, at the offices of The Law Offices of Barry K. Rothman, 1901 Avenue of the Stars, Suite 370, Los Angeles, CA 90067, unless another time or place is mutually agreed upon in writing by Parent and the Company. The date upon which the Closing actually occurs shall be referred to herein as the “Closing Date.” On the Closing Date, the parties hereto shall cause the Merger to be consummated by filing a Certificate of Merger in substantially the form attached hereto as Exhibit B (the “Certificate of Merger”) with the Secretary of State of the State of Delaware, in accordance with the applicable provisions of the DGCL (the date and time the Merger becomes effective in accordance with the provisions of the DGCL shall be referred to herein as the “Effective Time”).

1.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as otherwise agreed to pursuant to the terms of this Agreement, all of the property, rights, privileges, powers and franchises of the Company and Sub shall vest in the Surviving Corporation, and all restrictions, disabilities and duties of the Company and Sub shall become the restrictions, disabilities and duties of the Surviving Corporation.

1.4 Organizational Documents.

(a) Unless otherwise determined by Parent prior to the Effective Time, the certificate of incorporation of the Surviving Corporation shall be amended and restated as of the Effective Time to be identical to the certificate of incorporation of Sub as in effect immediately prior to the Effective Time, until thereafter amended in accordance with the DGCL and as provided in such certificate of incorporation; provided, however, that at the Effective Time, Article I of the articles of incorporation of the Surviving Corporation shall be amended and restated in its entirety to read as follows: “The name of the corporation is OVGuide Inc.”

(b) Unless otherwise determined by Parent prior to the Effective Time, the bylaws of Sub, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation at the Effective Time until thereafter amended in accordance with the DGCL and as provided in the certificate of incorporation of the Surviving Corporation and such bylaws.

1.5 Management.

(a) Directors of Company. The directors of Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation immediately after the Effective Time, each to hold the office of a director of the Surviving Corporation in accordance with the provisions of the DGCL and the certificate of incorporation and bylaws of the Surviving Corporation until their respective successors are duly elected and qualified.

(b) Officers of Company. The officers of Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation immediately after the Effective Time, each to hold office in accordance with the provisions of the bylaws of the Surviving Corporation.

1.6 Definitions; Effect of the Merger on Company Securities.

(a) Definitions. For all purposes of this Agreement, the following terms shall have the following respective meanings:

(i) “Accounts Payable” means accounts payable, notes payable and other payables generated in connection with the business of the Company.

(ii) “Accounts Receivable” means accounts receivable, notes receivable and other receivables generated in connection with the business of the Company and its subsidiaries.

(iii) “Affiliate” shall have the meaning ascribed to such term in Rule 144 promulgated under the Securities Act of 1933, as amended.

(iv) “Anti-Corruption and Anti-Bribery Laws” shall mean the Foreign Corrupt Practices Act of 1977, as amended, any rules or regulations thereunder, or any other applicable United States or foreign anti-corruption or anti-bribery laws or regulations.

(v) “Bonus Amount” shall mean $800,000.

(vi) “Bonus Plan” has the meaning in Section 5.18.

(vii) “Bonus Shares” shall mean the number of shares of Parent Common Stock equal to the Bonus Amount divided by the Parent Common Stock (Cash) Value Per Share.

(viii) “Bonus Recipient” shall mean Key Employees who receive a bonus pursuant to the Bonus Plan.

(ix) “Business Day(s)” shall mean each day that is not a Saturday, Sunday or holiday on which banking institutions located in Los Angeles, California are authorized or obligated by Law or executive order to close.

(x) “Cause” has the meaning in Section 1.7(c).

(xi) “Code” means the Internal Revenue Code of 1986, as amended.

(xii) “Common Aggregate Parent Common Stock Share Number” means the number of shares of Parent Common Stock obtained by dividing (a) the Total Common Consideration (Cash) Value by (b) Parent Common Stock (Cash) Value Per Share.

(xiii) “Company Capital Stock” shall mean shares of Company Common Stock and Company Preferred Stock.

(xiv) “Company Common Stock” shall mean shares of common stock, $0.001 par value per share, of the Company.

(xv) “Company Common Stock Closing Consideration Value Per Share” means the dollar amount obtained by multiplying (a) the Company Common Stock Consideration Value Per Share by (b) ninety percent (90%).

(xvi) “Company Common Stock Consideration Value Per Share” means the dollar amount obtained by dividing (a) the Total Common Consideration (Cash) Value by (b) the Total Shares of Company Common Stock Outstanding.

(xvii) “Company Debt” means all the debt of the Company immediately prior to the Effective Time as listed on the Certificate of the Company.

(xviii) “Company Material Adverse Effect” shall mean any change, event or effect that is or is reasonably likely to be materially adverse to the business, assets (whether tangible or intangible), liabilities, condition (financial or otherwise), operations or capitalization of the Company and its subsidiaries, taken as a whole; provided, however, that any effect to the extent resulting or arising from any of the following shall not be considered when determining whether a Company Material Adverse Effect shall have occurred: (a) any change or development in general economic conditions in the industries or markets in which the Company or its subsidiaries operates, (b) any change in financing, banking or securities markets generally, (c) any act of war, armed hostilities or terrorism, change in political environment or any worsening thereof or actions taken in response thereto, (d) any change in Law or GAAP, or (e) any action taken pursuant to or in accordance with this Agreement; provided, in each of (a), (b) and (c), that such effects do not, individually or in the aggregate, have a materially disproportionate adverse impact on the Company and its subsidiaries, taken as a whole, relative to other Persons in the industries or markets in which the Company or any of its subsidiaries operates.

(xix) “Company Options” shall mean all issued and outstanding options (including commitments to grant options) to purchase or otherwise acquire Company Common Stock (whether or not vested) held by any Person.

(xx) “Company Per Share Parent Common Stock Amount” means the number of shares of Parent Common Stock obtained by dividing (a) Common Aggregate Parent Common Stock Share Number by (b) the Total Shares of Company Common Stock Outstanding.

(xxi) “Company Per Share Parent Common Stock Closing Amount” means the number of shares of Parent Common Stock obtained by multiplying (a) the Company Per Share Parent Common Stock Amount by (b) ninety percent (90%).

(xxii) “Company Per Share Parent Common Stock Post-Closing Amount” means the number of shares of Parent Common Stock obtained by multiplying (a) the Company Per Share Parent Common Stock Amount by (b) ten percent (10%).

(xxiii) “Company Preferred Stock” shall mean the Series A Preferred Stock and the Series A1 Preferred Stock, taken together.

(xxiv) “Company Products” means all products, services and Technology offerings of the Company and its subsidiaries.

(xxv) “Contract” shall mean any written or oral agreement, contract, subcontract, lease, binding understanding, instrument, note, bond, mortgage, indenture, option, warranty, purchase order, license, sublicense, benefit plan, obligation, commitment or undertaking of any nature.

(xxvi) “Covered Personal Information” shall mean the following information the Company collects, uses or discloses from or about an individual: (i) first and last name; (ii) home or other physical address, including street name and city or town; (iii) email address or other online contact information, such as a user identifier or screen name; (iv) persistent identifier, such as IP address or machine I.D.; (v) telephone number, including home telephone number and mobile telephone number; (vi) physical location; or (vii) any other information from or about an individual consumer that alone or in combination with other information could be used to identify an individual or otherwise facilitate decisions regarding individuals.

(xxvii) “Conversion Ratio” has the meaning in Section 1.6(c).

(xxviii) “Deductions” means all federal and state income Tax deductions related to the payment of employee bonuses, payment under deferred compensation arrangements, payment of any investment banking, legal or other advisory fees, and other expenses of the Company and its subsidiaries related to the transactions contemplated by this Agreement (including the Third Party Expenses).

(xxix) “Environmental Laws” shall mean all Laws relating to pollution or protection of the environment, exposure of any individual to Hazardous Materials, and Laws which prohibit, regulate or control any Hazardous Material, including Laws relating to emissions, discharges, releases or threatened releases of Hazardous Materials, or otherwise relating to the manufacture, processing, registration, distribution, labeling, sale, or the exposure of others to, recycling, use, treatment, storage, disposal, transport, or handling of Hazardous Materials or any product containing any Hazardous Material, and including related electronic waste, product content or product take-back requirements.

(xxx) “Fully Diluted Shares” shall mean the sum of (1) the number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time, plus (2) the number of shares of Company Common Stock issuable upon conversion of shares of Company Preferred Stock issued and outstanding immediately prior to the Effective Time, plus (3) the number of shares of Company Common Stock issuable upon exercise of all In-the-Money Company Options (whether or not vested) outstanding immediately prior to the Effective Time.

(xxxi) “GAAP” shall mean United States generally accepted accounting principles consistently applied.

(xxxii) “Hazardous Materials” means any material, emission, or substance that has been designated by a Governmental Authority to be a pollutant, contaminant, hazardous, toxic, radioactive or biological waste, or otherwise a danger to health, reproduction or the environment, including asbestos- containing materials (ACM), mold, and petroleum and petroleum products or any fraction thereof.

(xxxiii) “Holdback Aggregate (Cash) Value” shall mean an amount equal to $806,257.29.

(xxxiv) “Holdback Participants” shall mean all Stockholders.

(xxxv) “Holdback Per Share (Cash) Value” means, solely with respect to shares of Parent Common Stock in the Holdback Fund and any release thereof to any of the Parent Indemnified Parties for indemnification pursuant to Article VII of this Agreement, the Parent Common Stock (Cash) Value Per Share (as may be appropriately adjusted for any stock split, dividend, combination or other recapitalization). The Holdback Per Share (Cash) Value is being ascribed to the shares of Parent Common Stock solely for purposes of valuing the Holdback Fund in connection with the satisfaction of indemnification claims pursuant, to Article VII, and not for any other purpose.

(xxxvi) “Indebtedness” shall mean all Liabilities, including any applicable principal, fees, penalties (including with respect to any prepayment thereof), interest, premiums and any other costs and expenses, (a) for borrowed money, (b) evidenced by notes, bonds, debentures or similar obligations, (c) for the deferred purchase price of goods or services (other than trade payables or accruals incurred in the ordinary course of business), (d) under capital leases, (e) in respect of declared but unpaid dividends owed to Stockholders, (f) in respect of distributions payable or loans or advances payable to any Affiliates, Stockholders or partners or (g) in the nature of guarantees of the obligations described in the preceding clauses (a)-(f).

(xxxvii) “Initial Holdback Share Number” means the number of shares of Parent Common Stock obtained by dividing (a) the Holdback Aggregate (Cash) Value by (b) Parent Common Stock (Cash) Value Per Share.

(xxxviii) “In-the-Money Company Options” means each Company Option (whether vested or unvested) that is outstanding immediately prior to the Effective Time and has an exercise price per share that is less than the Company Common Stock Closing Consideration Value Per Share.

(xxxix) “Knowledge” or “Known” shall mean, (a) with respect to the Company, (i) the actual knowledge of Sanjay Reddy or (ii) such knowledge of a fact or matter as Sanjay Reddy would reasonably be expected to have after due inquiry regarding the accuracy of any representation or warranty contained in this Agreement (collectively, the “Company Knowledge Parties”), and (b) with respect to the Parent, (i) the actual knowledge of Peter van Pruissen (ii) such knowledge of a fact or matter as Peter van Pruissen would reasonably be expected to have after due inquiry regarding the accuracy of any representation or warranty contained in this Agreement.

(xl) “Law” shall mean any foreign, federal, state or local law, statute, regulation, constitution, ordinance, code, edict, rule, order, injunction, judgment, doctrine, decree, directive, ruling, writ, requirement, assessment, award or arbitration award of a Governmental Authority, settlement, Contract or governmental requirement enacted, promulgated, entered into, or imposed by, any Governmental Authority (including, for the sake of clarity, common law).

(xli) “Lien” shall mean any lien, pledge, charge, claim, mortgage, security interest or other encumbrance of any sort.

(xlii) “Merger Consideration” shall mean the number of shares of Parent Common Stock issuable to the Holdback Participants pursuant to this Agreement (which shall initially be equal to the Total Consideration Share Number) plus the number of shares of Parent Common Stock issuable to the Bonus Recipients pursuant to this Agreement plus the Rollover Options issuable pursuant to this Agreement, and in all cases shall include and be subject to adjustment in the event any shares of Parent Common Stock are issued after the Closing pursuant to Section 1.13 hereof.

(xliii) “Optionholder” shall mean any holder of In-the-Money Company Options.

(xliv) “Out-of-the-Money Company Options” means each Company Option that is not an In-the-Money Company Option.

(xlv) “Parent Common Stock” shall mean shares of Common Stock of Parent, $0.001 par value per share.

(xlvi) “Parent Common Stock (Cash) Value Per Share” means $8.00 per share of Parent Common Stock.

(xlvii) “Parent Fully-Diluted Capitalization” means, at the Closing or thereafter as required solely for the purpose of making post-closing adjustments pursuant to this Agreement, the number of shares of outstanding Parent Common Stock on a fully-diluted basis, including (i) conversion or exercise of all outstanding securities convertible into or exercisable for Parent Common Stock (including the shares issued on conversion of preferred stock, convertible notes, SAFES or similar convertible securities), (ii) exercise of all outstanding options and warrants to purchase shares of Parent Common Stock or securities convertible into Parent Common Stock and (iii) the shares reserved and available for issuance under Parent’s equity incentive plan.

(xlviii) “Parent Material Adverse Effect” shall mean any change, event or effect that is materially adverse to the business, assets (whether tangible or intangible), financial condition, operations or capitalization of Parent and its subsidiaries, taken as a whole.

(xlix) “Permitted Liens” means (i) landlords’, mechanics’, carriers’, workmen’s, repairmens’, carriers’, suppliers’ or similar Liens arising or incurred in the ordinary course of business which involve obligations that are not delinquent or are being contested in good faith, (ii) liens, including liens for Taxes and other charges, assessments and claims that are not yet delinquent or are being contested in good faith, and for which adequate reserves are contained in the Financial Statements; (iii) purchase money Liens and Liens securing rental payments under capital lease arrangement; and (iv) Liens incurred or deposits made in the ordinary course of business and not incurred in connection with the borrowing of money, including, but not limited to, in connection with workers’ compensation, unemployment insurance and other similar types of social security.

(l) “Person” shall mean any natural person, company, corporation, limited liability company, general or limited partnership, trust, proprietorship, joint venture, or other business entity, unincorporated association, organization or enterprise, or any Governmental Authority.

(li) “Plan” shall mean the Company’s 2007 Stock Option/Stock Issuance Plan.

(lii) “Pre-Closing Taxes” shall mean any Taxes of the Company or its subsidiaries for any Pre-Closing Tax Period, including any Transaction Payroll Taxes. For this purpose, in the case of Taxes based on income, sales, proceeds, profits, receipts, wages, compensation or similar items and all other Taxes that are not imposed on a periodic basis, the amount of such Taxes that have accrued through the Closing Date for a Straddle Tax Period shall be deemed to be the amount that would be payable if the taxable year or period ended at the end of the day on the Closing Date based on an interim closing of the books, except that exemptions, allowances or deductions that are calculated on an annual basis (including depreciation and amortization deductions), other than with respect to property placed in service after the Closing, shall be allocated on a per diem basis. In the case of any Taxes that are imposed on a periodic basis for a Straddle Tax Period, the amount of such Taxes that have accrued through the Closing Date shall be the amount of such Taxes for the relevant period multiplied by a fraction the numerator of which shall be the number of calendar days from the beginning of the period up to and including the Closing Date and the denominator of which shall be the number of calendar days in the entire Straddle Tax Period. Notwithstanding the foregoing, Pre-Closing Taxes shall not include (i) any Taxes incurred on the Closing Date, after the Closing, outside of the ordinary course of business, (ii) any Taxes attributable to the making of an election under Section 336 or Section 338 of the Code, or any similar election for state, local or non-U.S. Tax purposes and (iii) any Transfer Taxes.

(liii) “Pre-Closing Tax Period” shall mean any taxable period ending on or prior to the Closing Date and the portion of any Straddle Period ending on, and including, the Closing Date.

(liv) “Pro Rata Portion” shall mean, (i) with respect to each Holdback Participant, an amount, rounded to the nearest one one-hundredth of one percent with 0.005% rounded up, equal to the quotient (expressed as a percentage) obtained by dividing (a) the total number of shares of Parent Common Stock issuable to such Holdback Participant in connection with the Closing, by (b) the total number of shares of Parent Common Stock issuable to all Holdback Participants in connection with the Closing, (ii) with respect to each Bonus Recipient, an amount rounded to the nearest one one-hundredth of one percent with 0.005% rounded up, equal to the quotient (expressed as a percentage) obtained by dividing (a) the number of shares of Parent Common Stock held by such Bonus Recipient, by (b) the Total Parent Merger Consideration Shares and (iii) with respect to each Optionholder, an amount, rounded to the nearest one one-hundredth of one percent with 0.005% rounded up, equal to the quotient (expressed as a percentage) obtained by dividing (a) the number of Parent Shares issuable on exercise of Rollover Options held by such Optionholder by (b) the Total Parent Merger Consideration Shares.

(lv) “Rollover Option” has the meaning set forth in Section 1.6(c).

(lvi) “Rollover Option Exercise Price” has the meaning set forth in Section 1.6(c).

(lvii) “Related Agreements” shall mean the Certificate of Merger and the PIIAAs.

(lviii) “SEC” shall mean the United States Securities and Exchange Commission.

(lix) “Series A Aggregate Liq. Preference” means the dollar amount obtained by multiplying (a) $0.353 and (b) the number of shares of Series A Preferred Stock outstanding immediately prior to the Effective Time.

(lx) “Series A Aggregate Parent Common Stock Share Number” means the number of shares of Parent Common Stock obtained by dividing (a) the Series A Aggregate Liq. Preference by (b) Parent Common Stock (Cash) Value Per Share.

(lxi) “Series A Aggregate Parent Common Stock Closing Share Number” means the number of shares of Parent Common Stock obtained by multiplying (a) the Series A Aggregate Parent Common Stock Share Number by (b) ninety percent (90%).

(lxii) “Series A Per Share Parent Common Stock Closing Amount” means the number of shares of Parent Common Stock obtained by dividing (a) the Series A Aggregate Parent Common Stock Closing Share Number by (b) the number of shares of Series A Preferred Stock outstanding immediately prior to the Effective Time.

(lxiii) “Series A Aggregate Parent Common Stock Post-Closing Share Number” means the number of shares of Parent Common Stock obtained by multiplying (a) the Series A Aggregate Parent Common Stock Share Number by (b) ten percent (10%).

(lxiv) “Series A Preferred Stock” shall mean the Company’s Series A Preferred Stock, $0.001 par value per share.

(lxv) “Series A1 Aggregate Liq. Preference” means the dollar amount obtained by multiplying (a) $1.250 and (b) the number of shares of Series A1 Preferred Stock immediately prior to the Effective Time.

(lxvi) “Series A1 Aggregate Parent Common Stock Share Number” means the number of shares of Parent Common Stock obtained by dividing (a) the Series A1 Aggregate Liq. Preference by (b) the Parent Common Stock (Cash) Value Per Share.

(lxvii) “Series A1 Aggregate Parent Common Stock Closing Share Number” means the number of shares of Parent Common Stock obtained by multiplying (a) the Series A1 Aggregate Parent Common Stock Share Number by (b) ninety percent (90%).

(lxviii) “Series A1 Per Share Parent Common Stock Closing Amount” means the number of shares of Parent Common Stock obtained by dividing (a) the Series A1 Aggregate Parent Common Stock Closing Share Number by (b) the number of shares of Series A1 Preferred Stock outstanding immediately prior to the Effective Time.

(lxix) “Series A1 Aggregate Parent Common Stock Post-Closing Share Number” means the number of shares of Parent Common Stock obtained by multiplying (a) the Series A1 Aggregate Parent Common Stock Share Number by (b) ten percent (10%).

(lxx) “Series A1 Preferred Stock” shall mean the Company’s Series A1 Preferred Stock, $0.001 par value per share.

(lxxi) “Stockholder” shall mean any holder of any Company Capital Stock that is issued and outstanding immediately prior to the Effective Time.

(lxxii) “Straddle Tax Period” shall mean any taxable period beginning on or before and ending after the Closing Date.

(lxxiii) “Tax Refund” means any refund, rebate, abatement, reduction or other recovery (whether directly or indirectly through a right of setoff or credit) of Taxes (including payments of estimated Taxes) of the Company and its subsidiaries and any interest received thereon with respect to all PreClosing Tax Periods (including the portion of any Straddle Tax Period ending on the Closing Date).

(lxxiv) “Total Common Consideration (Cash) Value” means the dollar amount equal to (a) the Total Consideration (Cash) Value less (b) the Series A Aggregate Liq. Preference less (c) the Series A1 Aggregate Liq. Preference.

(lxxv) “Total Consideration (Cash) Value” shall mean an amount equal to (a) $10,000,000 less (b) the Bonus Amount less (c) the excess of (1) the product of (x) the number of shares of Parent Common Stock subject to the Rollover Options multiplied by (y) the Parent Common Stock (Cash) Value per Share over (2) the aggregate Rollover Option Exercise Price.

(lxxvi) “Total Consideration Share Number” shall mean the number of shares of Parent Common Stock obtained by dividing (a) the Total Consideration (Cash) Value by (b) Parent Common Stock (Cash) Value Per Share.

(lxxvii) “Total Parent Merger Consideration Shares” shall mean the total number of shares of (i) Parent Common Stock issued to Stockholders plus (ii) Parent Common Stock issuable on exercise of all Rollover Options plus (iii) Parent Common Stock comprising the Bonus Shares.

(lxxviii) “Total Holdback Share Number” means the number of shares of Parent Common Stock obtained by dividing (a) the Holdback Aggregate (Cash) Value by (b) Parent Common Stock (Cash) Value Per Share.

(lxxix) “Total Shares of Company Common Stock Outstanding” means the sum of the number of shares of Company Common Stock outstanding immediately prior to the Effective Time.

(lxxx) “Transaction Payroll Taxes” shall mean the employer portion of any payroll or employment Taxes incurred under applicable Tax Law by the Company and its subsidiaries as of the Closing Date with respect to compensatory payments in connection with the transactions contemplated by this Agreement, including any bonuses, option exercises and cash-outs.

(b) Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Sub, the Company or the Stockholder, upon the terms and subject to the conditions set forth in this Agreement, each share of Company Capital Stock (excluding, for the avoidance of doubt, unexercised Company Options) issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares (as defined below)), will be cancelled and extinguished and be converted automatically into the right to receive a portion of the Merger Consideration as set forth below in this Section 1.6(b), upon surrender of the certificate representing such shares of Company Capital Stock in the manner provided in Section 1.8 hereof.

(i) Closing Consideration.

(1) At the Closing, each holder of shares of Series A1 Preferred Stock issued and outstanding immediately prior to the Closing shall be entitled to receive a number of shares of Parent Common Stock equal to (A) the Series A1 Per Share Parent Common Stock Closing Amount multiplied by (B) the number of shares of Series A1 Preferred Stock held by such Stockholder immediately prior to the Closing.

(2) At the Closing, each holder of shares of Series A Preferred Stock issued and outstanding immediately prior to the Closing shall be entitled to receive number of shares of Parent Common Stock equal to (A) the Series A Per Share Parent Common Stock Closing Amount multiplied by (B) the number of shares of Series A Preferred Stock held by such Stockholder immediately prior to the Closing.

(3) At the Closing, each holder of shares of Company Common Stock issued and outstanding immediately prior to the Closing shall be entitled to receive number of shares of Parent Common Stock equal to (A) the Company Per Share Parent Common Stock Closing Amount multiplied by (B) the number of shares of Company Common Stock held by such Stockholder immediately prior to the Closing.

(ii) Post-Closing Payments. Following the Closing, each Stockholder shall be entitled to receive additional payments, if any, in connection with a distribution of the Holdback Fund or a portion thereof to the Holdback Participants (in which case, each Holdback Participant shall have the right to receive a number of shares of Parent Common Stock as follows):

(1) each Holdback Participant holding shares of Series A1 Preferred Stock issued and outstanding immediately prior to the Closing shall be entitled to receive a number of shares of Parent Common Stock equal to (A) the Series A1 Per Share Parent Common Stock Post-Closing Amount multiplied by (B) the number of shares of Series A1 Preferred Stock held by such Holdback Participant immediately prior to the Closing;

(2) each Holdback Participant holding shares of Series A Preferred Stock issued and outstanding immediately prior to the Closing shall be entitled to receive a number of shares of Parent Common Stock equal to (A) the Series A Per Share Parent Common Stock Post-Closing Amount multiplied by (B) the number of shares of Series A Preferred Stock held by such Holdback Participant immediately prior to the Closing;

(3) each Holdback Participant holding shares of Company Common Stock issued and outstanding immediately prior to the Closing shall be entitled to receive a number of shares of Parent Common Stock equal to (A) the Company Per Share Parent Common Stock Post-Closing Amount multiplied by (B) the number of shares of Company Common Stock held by such Holdback Participant immediately prior to the Closing.

(4) Any payment of Parent Common Stock under this Section 1.6(b)(ii) is subject to the applicable provisions set forth in Article VII hereof).

(5) Following the Closing, each Stockholder shall be entitled to receive additional payments, if any pursuant to Section 1.13.

(iii) At the applicable time of issuance, the number of shares of Parent Common Stock each Stockholder is entitled to receive pursuant to each of the clauses (i) and (ii) in this Section 1.6(b) for the shares of Company Capital Stock held by such Stockholder as of the Effective Time shall be rounded down to the nearest whole number of shares of Parent Common Stock and computed after aggregating all shares of Company Preferred Stock and/or Company Common Stock, as applicable, held by such Stockholder as of immediately prior to the Closing.

(c) Treatment of Company Options.

(i) Immediately prior to the Effective Time, and conditioned on the consummation of the Merger, (A) the vesting of each In-the-Money Company Option shall be adjusted so that the 50% of the total number of shares of Company Common Stock subject thereto shall vest on the six-month anniversary of the Closing, and the remaining 50% shall vest in equal monthly installments over the six months thereafter, subject to full acceleration in the event of termination of the Optionholder’s employment without Cause; and (B) subject to the Optionholder’s consent, the post-termination exercise period of such In-the- Money Company Options in the event of termination of the Optionholder’s employment without Cause shall be ninety (90) days. For this purpose, “Cause” shall have the meaning set forth in the option agreement between Parent and each Optionholder, to be entered into in connection with the Merger to evidence the Rollover Options, a form of which is attached hereto as Exhibit C.

(ii) Immediately prior to the Effective Time, and conditioned on the consummation of the Merger, each In-the-Money Company Option shall be either assumed by Parent and converted into, or terminated and substituted with, a nonqualified stock option that represents the right to acquire a number of validly issued, fully paid and non-assessable shares of Parent Common Stock equal to the product of (i) the number of shares of Company Common Stock subject to such In-the-Money Company Option, multiplied by (ii) the Conversion Ratio (each, a “Rollover Option”); provided, however, that any fractional share resulting from such multiplication shall be rounded down to the nearest whole share. Following the Effective Time, each Rollover Option shall continue to be governed by the same material terms and conditions as were applicable immediately prior to the Effective Time (including, for the avoidance of doubt, the vesting conditions described in Section 1.6(c)(i)), as were applicable immediately prior to the Effective Time to the In- the-Money Company Option from which it was converted for which it is a substitute, in all cases in a manner intended to comply with Section 409A and Section 424 of the Code, to the extent applicable. The exercise price of each Rollover Option shall be equal to (A) the exercise price of the In-the-Money Company Option from which it was converted or for which it is a substitute, divided by (B) the Conversion Ratio, rounded up to the nearest whole cent (the “Rollover Option Exercise Price”). As used in this Agreement, “Conversion Ratio” means a fraction, the numerator of which shall be the Company Common Stock Consideration Value Per Share, and the denominator of which shall be the Parent Common Stock (Cash) Value per Share.

(iii) Upon an IPO, Parent shall file with the SEC a registration statement on Form S-8 (or any successor form), relating to the Parent Common Stock issuable pursuant to the exercise of Rollover Options. Any registration statement for Parent Common Stock shall apply consistent terms and conditions to all Parent Common Stock included in such registration statement.

(iv) No consideration shall be paid by Parent, Sub or the Company to effectuate the cancellation and termination of any Out-of-the-Money Company Option, and the Company shall take (or cause to be taken) any and all actions required to cause the termination of any and all Out-of-the-Money Company Options prior to the Closing (without any consideration payable in respect thereof).

(v) Post-Closing Payments. Following the Closing, each Optionholder shall be entitled to receive additional payments, if any, pursuant to Section 1.13, in each case rounded down to the nearest whole number of shares of Parent Common Stock.

(vi) Prior to the Effective Time, and subject to the reasonable review and approval of Parent, the Company shall have taken all actions necessary to effect the transactions anticipated by this Section 1.6(c) under the Plan, all Company Option agreements, and any other plan or arrangement of the Company (whether written or oral, formal or informal), including delivering all required notices and obtaining any required consents necessary to effectuate the provisions of this Agreement.

(d) Withholding Taxes. Notwithstanding any other provision in this Agreement, the Company, Sub, Surviving Corporation and Parent shall have the right to deduct and withhold Taxes (as defined in Section 2.11) from any payments to be made hereunder if such withholding is required by Law and to request and receive any necessary Tax forms, including Form W-9 or the appropriate series of Form W-8, as applicable, and any associated documentation and information. To the extent that any of the aforementioned amounts are so withheld and paid over to the appropriate taxing authority, such withheld amounts shall be treated for all purposes of this Agreement as having been delivered and paid to the recipient of payments in respect of which such deduction and withholding was made.

(e) Certain Transfer Taxes and Fees. All transfer, documentary, sales, use, stamp, value added, goods and services, excise, registration and other similar Taxes, and all conveyance fees, recording charges and other fees and charges (including any penalties and interest) incurred in connection with consummation of the Transaction (“Transfer Taxes”) shall be timely paid by Parent or its affiliates (including the Surviving Corporation) when due, and Parent will, at the sole cost and expense of Parent, timely file or cause to be timely filed all necessary Returns and other documentation with respect to all such Transfer Taxes.

(f) Capital Stock of Sub. Each share of Common Stock of Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of Common Stock of the Surviving Corporation. Each stock certificate of Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

1.7 Dissenting Shares.

(a) Notwithstanding any other provisions of this Agreement to the contrary, any shares of Company Capital Stock held by a holder who has not voted for the Merger, or who has not effectively withdrawn or lost such holder’s appraisal rights under the DGCL (collectively, the “Dissenting Shares”) shall not be converted into or represent a right to receive the applicable consideration for Company Capital Stock set forth in Section 1.6 hereof, but the holder thereof shall only be entitled to such rights as are provided by the DGCL.

(b) Notwithstanding the provisions of Section 1.7(a) hereof, if any holder of Dissenting Shares shall effectively withdraw or lose (through failure to perfect or otherwise) such holder’s appraisal or dissenter’s rights, then, as of the later of the Effective Time and the occurrence of such event, such holder’s shares shall automatically be converted into and represent only the right to receive the consideration for Company Capital Stock, as applicable, set forth in Section 1.6 hereof, without interest thereon, upon surrender of the certificate representing such shares.

(c) The Company shall give Parent (i) prompt notice of any written demand for appraisal received by the Company pursuant to the applicable provisions of the DGCL, and (ii) the opportunity to participate in all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Parent, make any payment with respect to any such demands or offer to settle or settle any such demands. Notwithstanding the foregoing, to the extent that Parent or the Company (i) makes any payment or payments in respect of any Dissenting Shares in excess of the consideration that otherwise would have been payable in respect of such shares in accordance with this Agreement or (ii) incurs any other costs or expenses (including attorneys’ fees, costs and expenses in connection with any action or proceeding or in connection with any investigation) in respect of any Dissenting Shares (excluding payments for such shares) (together “Dissenting Share Payments”), Parent shall be entitled to recover under the terms of Section 7.2 hereof the amount of such Dissenting Share Payments without regard to the Threshold Amount (as defined in Section 7.5(a) hereof).

1.8 Parent’s Obligations Fulfilled. Notwithstanding anything herein to the contrary, before the Surviving Corporation shall make any payments hereunder to Holdback Participants, Optionholders and Bonus Recipients, the Securityholder Representative shall deliver to Parent a schedule (a “Payment Schedule”) setting forth (i) the name and mailing address of each Holdback Participant entitled to distribution of a portion of the Holdback Fund, (ii) the number of shares of each class and series of Company Capital Stock held by each such Holdback Participant as of immediately prior to the Effective Time and the certificate number or numbers corresponding to such share, (iii) the exercise price per share and the number of shares of Company Common Stock subject to each In-the-Money Company Option held by each Optionholder as of immediately prior to the Effective Time, (iv) the number of Fully Diluted Shares, (v) each such Holdback Participant’s, , Optionholder’s and Bonus Recipient’s Pro Rata Portion, and (vi) the aggregate amount of consideration to which each such Holdback Participants, Optionholder and Bonus Recipient is then entitled. The Securityholder Representative shall be responsible for instructing Parent and the Surviving Corporation as to the distribution of the Holdback Fund. Parent and the Surviving Corporation may rely on the instructions of the Securityholder Representative for distributions and shall have no responsibility or liability with respect thereto; provided, that the distribution instructions of the Securityholder Representative are followed. Upon Parent making each aggregate payment required of it under this Agreement as provided herein, Parent shall have fulfilled its obligations with respect to such payment.

1.9 Payment of Consideration; Surrender of Certificates.

(a) Paying Agent. Parent, or an institution selected by Parent and at Parent’s sole expense, prior to the Effective Time, shall serve as the paying agent for the Merger, other than with respect to the consideration payable to Optionholders. The Surviving Corporation shall serve as the paying agent for the consideration payable to Optionholders and shall process all such amounts through payroll and subject all such amounts to applicable withholding Taxes.

(b) Exchange Procedures. On or promptly following the Effective Time but in any event no later than five (5) Business Days after the Effective Time, Parent shall mail a letter of transmittal in to each Stockholder at the address set forth opposite each such Stockholder’s name on the Payment Schedule. After receipt of such letter of transmittal, the Stockholders will surrender the certificates representing their shares of Company Capital Stock (the “Company Stock Certificates”) to the Parent for cancellation together with a duly completed and validly executed Letter of Transmittal. Upon surrender of a Company Stock Certificate for cancellation to the Parent, together with such letter of transmittal, if any, duly completed and validly executed in accordance with the instructions thereto, subject to the terms of Section 1.9(c) hereof, the holder of such Company Stock Certificate shall be entitled to receive from the Parent in exchange therefor, Merger Consideration to which such holder is entitled pursuant to Section 1.6 hereof, and the Company Stock Certificate so surrendered shall be cancelled. Until so surrendered, each Company Stock Certificate outstanding after the Effective Time will be deemed, for all corporate purposes thereafter, to evidence only the right to receive the applicable portion of the Merger Consideration pursuant to Section 1.6 hereof in exchange for shares of Company Capital Stock (without interest) into which such shares of Company Capital Stock shall have been so converted. No portion of the Merger Consideration (including payments, if any, pursuant to Section 1.13, when payable) will be paid to the holder of any unsurrendered Company Stock Certificate with respect to shares of Company Capital Stock formerly represented thereby or issuable thereunder until the holder of record of such Company Stock Certificate shall surrender such Company Stock Certificate pursuant hereto.

(c) Transfers of Ownership. If any portion of the Merger Consideration is to be disbursed pursuant to this Agreement to a Person other than the Person whose name is reflected on the Company Stock Certificate surrendered in exchange therefor, it will be a condition of the delivery thereof that the Company Stock Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the Person requesting such exchange will have paid to Parent or any agent designated by it any transfer or other Taxes required by reason of the disbursement of such portion of the Merger Consideration to a Person other than the registered holder of the certificate surrendered, or established to the satisfaction of Parent or any agent designated by it that such Tax has been paid or is not payable.

(d) No Liability. Notwithstanding anything to the contrary in this Section 1.9, neither the Surviving Corporation, nor any party hereto shall be liable to any Company Securityholder for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar Law.

1.10 No Further Ownership Rights in Company Capital Stock. The Merger Consideration paid, and Rollover Options issued, in respect of the surrender for exchange of shares of Company Capital Stock or In-the-Money Company Options in accordance with the terms hereof shall be deemed to be full satisfaction of all rights pertaining to shares of Company Capital Stock or In-the-Money Company Options. There shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Capital Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Company Stock Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Article I.

1.11 Lost, Stolen or Destroyed Certificates. In the event any Company Stock Certificates shall have been lost, stolen or destroyed, the Parent shall issue in exchange for such lost, stolen or destroyed certificates, upon the making of an affidavit of that fact by the holder thereof, such amount, if any, as may be required pursuant to Section 1.9 hereof; provided, however, that the Parent may, in its discretion and as a condition precedent to the issuance thereof, require the Stockholder who is the owner of such lost, stolen or destroyed Company Stock Certificates to either (i) deliver a bond in such amount as it may reasonably direct or (ii) provide an indemnification agreement in a form and substance acceptable to the Parent, against any claim that may be made against Parent with respect to the Company Stock Certificates alleged to have been lost, stolen or destroyed. Any Stockholder complying with the provisions of this Section 1.11 shall be deemed to have surrendered such lost, stolen or destroyed Company Stock Certificate for all purposes hereunder, including for purposes of receiving the Merger Consideration to which such Stockholder is entitled pursuant to Section 1.9(b) hereof (less the applicable portion of the Holdback Fund with respect to such Stockholder).

1.12 Taking of Necessary Action; Further Action. If at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company, Parent, Sub, and the officers and directors of the Company, Parent and Sub are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

1.13 Issuance of Additional Shares of Parent Common Stock after the Closing.

(a) Upon the effectiveness of an IPO of Parent that is consummated on or before the one (1)-year anniversary of the Closing, if the initial price to public of the Parent Common Stock in the IPO is less than the Parent Common Stock (Cash) Value Per Share, then Parent shall issue additional shares of Parent Common Stock to the Holdback Participants, Optionholders and Bonus Recipients (with each Holdback Participant, Optionholder and Bonus Recipient having the right to receive such person’s Pro Rata Portion of such aggregate number of shares of Parent Common Stock), for no additional consideration), equal to (i) the quotient of (1) $10,000,000 divided by (2) the IPO True-Up Price (as defined below), minus (ii) the quotient of (1) $10,000,000 divided by (2) the Parent Common Stock (Cash) Value Per Share. For purposes hereof, “IPO True-Up Price” means a price per share calculated by dividing the pre-money valuation of Parent for purposes of the IPO by the Parent Fully Diluted Capitalization immediately prior to the IPO; provided, that the IPO True- Up Price shall not exceed the Parent Common Stock (Cash) Value Per Share and shall not be less than the price per share obtained by dividing $200,000,000 by the Parent Fully Diluted Capitalization immediately prior to the IPO.

(b) If Parent does not consummate an IPO on or before the one (1)-year anniversary of the Closing, then Parent shall issue additional shares of Parent Common Stock to the Holdback Participants, Optoinholders and Bonus Recipients (with each Holdback Participant, Optionholder and Bonus Recipient having the right to receive such person’s Pro Rata Portion of such aggregate number of shares of Parent Common Stock), for no additional consideration, equal to (i) the quotient of (1) $10,000,000 divided by (2) the Alternative True-Up Price (as defined below), minus (ii) the quotient of (1) $10,000,000 divided by (2) the Parent Common Stock (Cash) Value Per Share. For purposes hereof, “Alternative True-Up Price” means a price per share calculated by dividing $250,000,000 by the Parent Fully Diluted Capitalization on the first day following the one (1)-year anniversary of the Closing.

1.14 Certificate Legends. The shares of Parent Common Stock to be issued pursuant to this Agreement shall not have been registered and shall be characterized as “restricted securities” under the federal securities laws, and under such laws such shares may be resold without registration under the Exchange Act, only in certain limited circumstances. Each certificate evidencing shares of Parent Common Stock to be issued pursuant to this Agreement shall bear the following legend:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION WITHOUT AN EXEMPTION UNDER THE SECURITIES ACT OR AN OPINION OF LEGAL COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.”

and any legends required by state securities Laws.

1.15 Tax Consequences. It is intended by the parties hereto that the Transaction shall constitute a “reorganization” within the meaning of Sections 368 of the Code and that the Parent Common Stock held in the Holdback Fund will be treated as owned by the Holdback Participants while held in such Holdback Fund and that such Parent Common Stock will be treated as issued to such Holdback Participants as of the Closing Date. The parties hereto hereby agree to treat and report the Transaction consistently with the foregoing intent for federal income Tax purposes, unless a contrary position is required by a final determination within the meaning of Section 1313 of the Code. The parties hereto adopt this Agreement as a “plan of reorganization” within the meaning of Treasury Regulations Section 1.368-2(g) and 1.368-3(a).

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to Parent and Sub, subject to such exceptions as are specifically disclosed in the disclosure schedule (referencing the appropriate Section and paragraph numbers) supplied by the Company to Parent on the date hereof (the “Disclosure Schedule”) as follows (references to “Company” in this Article II shall refer, wherever not inappropriate by reference to the context, to the Company and its subsidiaries):

2.1 Organization of the Company. The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. The subsidiaries of the Company are duly organized, validly existing and in good standing under the Laws of their respective jurisdictions of incorporation. Each of the Company and its subsidiaries has the corporate power to own its properties and to carry on its business as currently conducted and as currently proposed to be conducted. Each of the Company and its subsidiaries is duly qualified or licensed to do business and in good standing as a foreign corporation in each jurisdiction in which such qualification or licensure is required by Law, except for those jurisdictions where the failure to be so qualified or licensed and in good standing would not reasonably be expected to have, individually, or in the aggregate, a Company Material Adverse Effect. Each of the Company and its subsidiaries has made available a true and correct copy of its certificate of incorporation and bylaws or comparable governing documents, each as amended to date and in full force and effect on the date hereof (collectively, the “Charter Documents”), to Parent. Section 2.1 of the Disclosure Schedule lists the directors and officers of each of the Company and its subsidiaries as of the date hereof. The operations now being conducted by the Company and its subsidiaries are not now and have never been conducted by the Company or its subsidiaries under any other name. Section 2.1 of the Disclosure Schedule also lists (a) each jurisdiction in which the Company is qualified or licensed to do business, (b) each jurisdiction in which the Company’s subsidiaries are qualified or licensed to do business and (c) every state or foreign jurisdiction in which the Company or its subsidiaries has employees or facilities.

2.2 Company Capital Structure.

(a) The authorized capital stock of the Company consists of: (i) 27,000,000 shares of Company Common Stock, of which 10,834,620 shares are issued and outstanding on the date hereof; and (ii) 7,670,583 shares of Company Preferred Stock, of which (1) 5,000,000 shares have been designated Series A Preferred Stock, 5,000,000 of which are issued and outstanding on the date hereof and (2) 2,670,583 shares have been designated Series A1 Preferred Stock, of which 2,670,583 shares are issued and outstanding on the date hereof. Each share of Company Preferred Stock is convertible into one share of Company Common Stock. Company has provided to Parent a table setting forth the Company Capital Stock held by the Persons with the domicile addresses and in the numbers of shares set forth therein. All outstanding shares of Company Capital Stock are duly authorized, validly issued, fully paid and non-assessable and are not subject to preemptive rights created by statute, the Charter Documents of the Company, or any agreement to which the Company is a party or by which it is bound, and together with all Company Options have been issued in compliance with all applicable Laws, including federal and state securities Laws. There are no declared or accrued but unpaid dividends with respect to any shares of Company Capital Stock. The Company has no capital stock other than the Company Capital Stock authorized, issued or outstanding. The Company has no Company Capital Stock that is unvested.

(b) Except for the Plan, the Company has never adopted, sponsored or maintained, or reserved shares for issuance under, any stock option plan or any other plan or agreement (whether written or oral, formal or informal) providing for equity compensation to any Person. The Company has reserved 7,514,636 shares of Company Common Stock for issuance to employees and directors of, and consultants to, the Company upon the issuance of stock or the exercise of options granted under the Plan, of which 6,334,778 shares are issuable, as of the date hereof, upon the exercise of outstanding, unexercised options granted under the Plan. Company has provided to Parent a table setting forth a list of Company Options issued pursuant to the Plan. Except for the options granted under the Plan, there are no options, warrants, calls, rights, convertible securities, commitments or agreements of any character, written or oral, to which the Company is a party or by which the Company is bound obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the Company Capital Stock or obligating the Company to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or other rights, rights of any type, the value of which is determined by reference in whole or in part to the value of Company Capital Stock or any other securities of the Company (whether payable in cash, property or otherwise) with respect to the Company. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting securities of the Company. Except as set forth in Section 2.2(a) of the Disclosure Schedule, there are no agreements to which the Company is a party relating to the registration, sale or transfer (including agreements relating to rights of first refusal, co-sale rights or “drag-along” rights) of any Company Capital Stock. The Payment Schedule is complete and correct.

2.3 Subsidiaries. A list of the subsidiaries of the Company is set forth in Section 2.3 of the Disclosure Schedule. Except as set forth in Section 2.3 of the Disclosure Schedule, there are no options, warrants, calls, rights, convertible securities, commitments or agreements of any character, written or oral, to which any subsidiary of the Company is a party or by which any subsidiary of the Company is bound obligating such subsidiary to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of its capital stock or obligating such subsidiary to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or other similar rights with respect to any subsidiary of the Company. Neither the Company nor any of its subsidiaries has agreed, is obligated to make, or is bound by any Contract under which it may become obligated to make any future investment in, or capital contribution to, any other Person. Except as set forth in Section 2.3 of the Disclosure Schedule, neither the Company nor any of its subsidiaries directly or indirectly owns any equity or similar interest in or any interest convertible, exchangeable or exercisable for, any equity or similar interest in, any Person.

2.4 Authority. The Company has all requisite power and authority to enter into this Agreement and any Related Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and any Related Agreements to which the Company is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company and no further action is required on the part of the Company to authorize the Agreement and any Related Agreements to which it is a party and the transactions contemplated hereby and thereby, subject only to the approval of this Agreement by

Stockholders entitled to vote thereon. The vote required to approve this Agreement by the Stockholders entitled to vote thereon is set forth in Section 2.3 of the Disclosure Schedule (the “Sufficient Stockholder Vote”). This Agreement and the Merger have been unanimously approved by the Board of Directors of the Company. This Agreement and each of the Related Agreements to which the Company is a party has been duly executed and delivered by the Company and assuming the due authorization, execution and delivery by the other parties hereto and thereto, constitute the valid and binding obligations of the Company enforceable against it in accordance with their respective terms, except as such enforceability may be subject to the Laws of general application relating to bankruptcy, insolvency, and the relief of debtors and rules of Law governing specific performance, injunctive relief, or other equitable remedies.

2.5 No Conflict.

(a) Except as set forth on Section 2.5(a) of the Disclosure Schedule, the execution and delivery by the Company of this Agreement and any Related Agreement to which the Company is a party, and the consummation of the transactions contemplated hereby and thereby, will not conflict with or result in any violation of or default under (with or without notice or lapse of time, or both) or give rise to a right of termination, cancellation, modification or acceleration of any obligation or loss of any benefit under (any such event, a “Conflict”) (i) any provision of the Charter Documents, (ii) any material Contract to which the Company is a party, or (iii) any judgment, order, decree, statute, Law, ordinance, rule or regulation applicable to the Company, any of its subsidiaries or any of their respective properties (whether tangible or intangible) or assets. The Company is in compliance with and has not breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under, any of the terms or conditions of any Contract, nor does the Company have Knowledge of any event that would constitute such a breach, violation or default with the lapse of time, giving of notice or both. To the Knowledge of the Company, no party obligated to the Company pursuant to any Contract is in default thereunder.

(b) Section 2.5(b) of the Disclosure Schedule identifies all necessary consents, waivers and approvals of parties to any material Contract to which the Company is a party, in form and substance reasonably acceptable to Parent, as are required thereunder in connection with the Merger, or for any such Contract to remain in full force and effect without limitation, modification or alteration after the Effective Time so as to preserve all rights of, and benefits to, the Company under such Contracts from and after the Effective Time. Following the Effective Time, the Surviving Corporation will be permitted to exercise all of its rights under such Contracts without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments which the Company would otherwise be required to pay pursuant to the terms of such Contracts had the transactions contemplated by this Agreement not occurred.

2.6 Governmental Consents. No consent, notice, waiver, approval, order or authorization of, or registration, declaration or filing with any court, administrative agency or commission or other federal, state, county, local or other foreign governmental or regulatory authority, instrumentality, agency or commission (each, a “Governmental Authority”), is required by, or with respect to, the Company in connection with the execution and delivery of this Agreement and any Related Agreement to which the Company is a party or the consummation of the transactions contemplated hereby and thereby, except for the filing of the Certificate of Merger with the Secretary of State of the State of Delaware.

2.7 Company Financial Statements.

(a) The Company has provided to Parent the Company’s (and its subsidiaries’) (i) audited balance sheets, statements of operations and statements of cash flows (collectively, the “Financials”) as of December 31, 2013 and December 31, 2014 and (ii) unaudited, but reviewed, balance sheets, statements of operations and statements of cash flows for the 9-month period ending on September 30, 2015 (the “Balance Sheet Date”). The Financials are true and correct in all material respects and have been prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated and consistent with each other. The Financials accurately present the Company’s (and its subsidiaries’) financial condition, operating results and cash flows as of the dates and during the periods indicated therein.

(b) The Accounts Receivable of the Company have or will have arisen from bona fide arm’s length transactions in the ordinary course of business. Section 2.7(b) of the Disclosure Schedule sets forth a list of all such Accounts Receivable in excess of two thousand dollars ($2,000) that are more than thirty days past their payment due date as of the date of this Agreement, and of all such Accounts Receivable classified as doubtful accounts. The Company has no Accounts Receivable from any Person which is an affiliate of the Company or from any equity holder, director, officer or employee of the Company or any affiliates thereof. All Accounts Payable of the Company have or will have arisen from bona fide arm’s length transactions in the ordinary course of business. Since December 31, 2014, the Company has paid its Accounts Payable in the ordinary course of its business. Except as disclosed in Schedule 2.7, the Company has no Accounts Payable from any Person which is an affiliate of the Company or from any director, officer or employee of the Company or any affiliates thereof.

2.8 No Undisclosed Liabilities. Except as disclosed in the Disclosure Schedule, the Company has no liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured, unmatured or other (whether or not required to be reflected in financial statements in accordance with GAAP) (“Liabilities”), which individually or in the aggregate has not been reflected in the Financials as of the Balance Sheet Date (the “Current Financials”), other than liabilities that were incurred and accrued in the ordinary course of business consistent with past practice since the Balance Sheet Date.

2.9 Internal Controls. The Company maintains accurate books and records reflecting its assets and liabilities and maintains proper and adequate internal accounting controls which provide reasonable assurance that (a) transactions are executed with management’s authorization; (b) transactions are recorded as necessary to permit preparation of the consolidated financial statements of the Company in accordance with GAAP and to maintain accountability for the Company’s consolidated assets; (c) access to the Company’s assets is permitted only in accordance with management’s authorization; (d) the reporting of the Company’s assets is compared with existing assets as necessary to permit preparation of the consolidated financial statements of the Company in accordance with GAAP and to maintain accountability for the

Company’s consolidated assets; (e) accounts, notes and other receivables and inventory are recorded accurately, and adequate procedures are implemented to effect the collection thereof on a timely basis; and (f) there are adequate procedures in place regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets. As of the date of this Agreement, and to the Company’s Knowledge: (i) there are no significant deficiencies in the design or operation of the Company’s internal controls over financial reporting which could adversely affect in any material respect the Company’s ability to record, process, summarize and report consolidated financial data or material weaknesses in internal controls over financial reporting and (ii) there has been no fraud, whether or not material, that involved management or other employees of the Company who have a significant role in the Company’s internal control over financial reporting.

2.10 No Changes. Since December 31, 2015, and except as disclosed in the Disclosure Schedule, there has not been, occurred or arisen any:

(a) transaction by the Company except in the ordinary course of business, consistent with past practices, as conducted on that date and consistent with past practices;

(b) amendments or changes to the Charter Documents of the Company other than as contemplated by this Agreement;

(c) capital expenditure or commitment by the Company exceeding $25,000 in the aggregate;

(d) payment, discharge or satisfaction of any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise of the Company), other than payments, discharges or satisfactions in the ordinary course of business;

(e) destruction of, damage to, or loss of any material assets (whether tangible or intangible), material business or material customer of the Company (whether or not covered by insurance);

(f) material employment dispute, including claims or matters raised by any individuals or any workers’ representative organization, bargaining unit or union regarding labor trouble or claim of wrongful discharge or other unlawful employment or labor practice or action with respect to the Company;

(g) other than in the ordinary course of business, change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by the Company other than as required by GAAP or by Law;

(h) adoption of or change in any material Tax election or, other than in the ordinary course of business, any Tax accounting method, entering into any closing agreement with respect to Taxes, settlement or compromise of any material Tax claim or assessment, extension or waiver of the limitation period applicable to any Tax claim or assessment or filing of any amended material Tax Return;

(i) revaluation by the Company of any of its assets (whether tangible or intangible), including writing down the value of inventory or writing off notes or Accounts Receivable;

(j) declaration, setting aside or payment of a dividend or other distribution (whether in cash, stock or property) in respect of any Company Capital Stock, or any split, combination or reclassification in respect of any shares of Company Capital Stock, or any issuance or authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of Company Capital Stock, or any direct or indirect repurchase, redemption, or other acquisition by the Company of any shares of Company Capital Stock (or options, warrants or other rights convertible into, exercisable or exchangeable therefor);

(k)(i) hiring or termination of any employee or individual consultant of the Company, other than with respect to non-officer employees and individual consultants in the ordinary course of business, (ii) promotion, demotion or other change to the employment status or title of any officer of the Company or (iii) resignation or removal of any director of the Company;

(l)(i) increase in the salary or other compensation (including equity based compensation whether payable in cash, securities or otherwise) payable or to become payable by the Company to any of its officers, directors, employees, individual consultants or advisors, other than with respect to non-officer employees and individual consultants in the ordinary course of business or (ii) the declaration, adoption, agreement, contract, payment or commitment or obligation of any kind for the payment (whether in cash or equity) by the Company of a severance payment, termination payment, bonus or other extraordinary compensation to any such Person;

(m) agreement, contract, covenant, instrument, lease, license or commitment to which the Company is a party or by which it or any of its assets (whether tangible or intangible) are bound or any termination, extension, amendment or modification of the terms of any agreement, contract, covenant, instrument, lease, license or commitment to which the Company is a party or by which it or any of its assets are bound, other than agreements, contracts, covenants, instruments, leases, licenses or commitments entered into in the ordinary course of business, consistent with past practice;

(n) sale, lease, license or other disposition of any of the assets (whether tangible or intangible) or properties of the Company outside of the ordinary course of business, consistent with past practices, including the sale of any Accounts Receivable, or any creation of any security interest in such assets or properties;

(o) loan by the Company to any Person, or purchase by the Company of any debt securities of any Person, except for advances to employees for travel and business expenses in the ordinary course of business, consistent with past practices;

(p) incurrence by the Company of any Indebtedness, amendment of the terms of any outstanding loan agreement, guaranteeing by the Company of any Indebtedness, issuance or sale of any debt securities of the Company or guaranteeing of any debt securities of others, except for advances to employees for travel and business expenses in the ordinary course of business, consistent with past practices;

(q) waiver or release of any right or claim of the Company, including any write-off or other compromise of any Accounts Receivable;

(r) commencement or settlement of any lawsuit by the Company, the commencement, settlement, notice or, to the Knowledge of the Company, threat of any lawsuit or proceeding or other investigation against the Company, its affairs, or relating to any of its businesses, properties or assets, or any reasonable basis for any of the foregoing;

(s) claims or matters raised by any individual, Governmental Authority, or workers’ representative organization, bargaining unit or union, regarding, claiming or alleging labor trouble, wrongful discharge or any other unlawful employment or labor practice or action with respect to the Company;

(t) notice of any claim or potential claim of ownership, interest or right by any Person other than the Company of the Company Intellectual Property (as defined in Section 2.14 hereof) or of infringement by the Company of any other Person’s Intellectual Property Rights (as defined in Section 2.14 hereof);

(u) issuance or sale, or contract or agreement to issue or sell, by the Company of any shares of Company Common Stock, Company Preferred Stock or securities convertible into, or exercisable or exchangeable for, shares of Company Common Stock, Company Preferred Stock or any securities, warrants, options or rights to purchase any of the foregoing, except for issuances of Company Common Stock upon the exercise of options issued under the Plan;

(v)(i) except standard end user licenses and software-as-a-service agreements entered into in the ordinary course of business, consistent with past practices, sale, lease, license or transfer to any Person of any Company Intellectual Property or execution, modification or amendment of any agreement with respect to the Company Intellectual Property with any Person or with respect to the Intellectual Property Rights of any Person, (ii) purchase or license of any Intellectual Property Rights or execution, modification or amendment of any agreement with respect to the Intellectual Property Rights of any Person, (iii) agreement or modification or amendment of an existing agreement with respect to the development of any Technology or Intellectual Property Rights with a third party, or (iv) change in pricing or royalties set or charged by the Company to its customers or licensees or in pricing or royalties set or charged by Persons who have licensed Technology or Intellectual Property Rights to the Company;

(w) agreement or modification to any agreement pursuant to which any other party was granted marketing, distribution, development, manufacturing or similar rights of any type or scope with respect to any Company Product;

(x) event or condition of any character that has had a Company Material Adverse Effect;

(y) lease, license, sublease or other occupancy of any Leased Real Property (as defined in Section 2.13 hereof) by the Company; or

(z) agreement by the Company, or any officer or employees on behalf of the Company, to do any of the things described in the preceding clauses (a) through (y) of this Section 2.10 (other than negotiations with Parent and its representatives regarding the transactions contemplated by this Agreement and the Related Agreements).

2.11 Tax Matters.

(a) For purposes of this Agreement, the term “Tax” or, collectively, “Taxes,” shall mean (i) any and all U.S. federal, state, local and non-U.S. taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes as well as public imposts, fees and social security charges (including health, unemployment and pension insurance), together with all interest, penalties and additions imposed with respect to such amounts. For purposes of this Agreement, the term “Tax Sharing Agreement” means a written agreement between the Company and a third party, the principal purpose of which is the sharing or allocation of Taxes.

(b) Tax Returns and Audits.

(i) The Company and its subsidiaries have (a) prepared and timely filed all required income and other material U.S. federal, state, local and non-U.S. returns, estimates, information statements and reports, including any attachments or schedules thereto and amendments thereof (“Returns”) relating to any and all Taxes of the Company and its subsidiaries and such Returns are true and correct in all material respects and (b) paid all Taxes they are required to pay.

(ii) The Company and its subsidiaries have paid or withheld with respect to their Employees and other third parties, all U.S. federal, state and non-U.S. income Taxes and social security charges and similar fees, Federal Insurance Contribution Act amounts, Federal Unemployment Tax Act amounts and other Taxes required to be withheld, and have paid over any such withheld Taxes to the appropriate Governmental Authorities.

(iii) There is no Tax deficiency outstanding, assessed or proposed in writing against the Company or any of its subsidiaries, and neither the Company nor any of its subsidiaries has executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

(iv) No audit or other examination of any Return of the Company or any of its subsidiaries is presently in progress, nor has the Company been notified in writing of any request for such an audit or other examination. No adjustment relating to any Return filed by the Company or any of its subsidiaries has been proposed in writing by any Tax authority to the Company or any of its subsidiaries or any representative thereof, which adjustment has not been resolved. No written claim has ever been made by a taxing authority that the Company or any of its subsidiaries is or may be subject to taxation in a jurisdiction in which it does not file Tax Returns.

(v) As of the date of the Current Financials, neither the Company nor any of its subsidiaries had liabilities for unpaid Taxes which had not been accrued or reserved on the Current Financials, whether asserted or unasserted, contingent or otherwise, and neither the Company nor any of its subsidiaries has incurred any liability for Taxes since the date of the Current Financials other than in the ordinary course of business, consistent with past practices.

(vi) The Company has made available to Parent or its legal counsel, copies of all income and other material Returns for the Company and its subsidiaries filed for all periods for which the applicable statute of limitations period has not expired.

(vii) There are (and immediately following the Effective Time there will be) no Liens on the assets of the Company and its subsidiaries relating to or attributable to Taxes, other than Liens for Taxes not yet due and payable or that are being contested in good faith pursuant to appropriate proceedings and for which adequate reserves have been established.

(viii) Neither the Company nor any of its subsidiaries (a) has ever been a member of an affiliated group (within the meaning of Code §1504(a)) filing a consolidated federal income Tax Return (other than a group the common parent of which is or was the Company), (b) is a party to any Tax Sharing Agreement or arrangement, nor does the Company or any of its subsidiaries owe any amount under such a Tax Sharing Agreement, and (c) has any liability for the Taxes of any Person (other than the Company of any of its subsidiaries) under Treasury Regulation § 1.1502-6 (or any similar provision of state, local or non-U.S. Law), as a transferee or successor, by operation of law, by contract or agreement, or otherwise.

(ix) The Company has not been, at any time, a “United States Real Property Holding Corporation” within the meaning of Section 897(c)(2) of the Code.

(x) Neither the Company nor any of its subsidiaries has constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock intended to qualify for tax- free treatment under Section 355 of the Code.

(xi) The Company has not engaged in a listed transaction under Treas. Reg. § 1.6011-4Cb).

(xii) The Company has disclosed on its U.S. federal income Tax Returns all positions taken therein which could give rise to a substantial understatement of Tax within the meaning of Section 6662 of the Code.

(xiii) Neither the Company nor any of its subsidiaries will be required to include any material item of income or gain or exclude any material items of deduction or loss from Taxable income for any taxable period or portion thereof beginning after the Closing Date as a result of any (a) change in method of accounting made on or prior to the Closing Date, (b) closing agreement under Section 7121 of the Code (or any similar provision of applicable Law) executed prior to the Closing, (c) deferred intercompany gain or excess loss account under Treasury Regulations under Section 1502 of the Code (or any similar provision of applicable Law) in connection with a transaction consummated on or prior to the Closing Date, (d) installment sale or open transaction disposition consummated on or prior to the Closing Date (e) prepaid amount received on or prior to Closing Date or (f) election under Section 108(i) of the Code (or under any similar provision of applicable Law).

(xiv) The Company uses the accrual method of accounting for Tax purposes.

(xv) Neither the Company nor any of its subsidiaries has entered into any written arrangement (including “rulings”) with any Tax authority or is subject to a special regime with regard to the payment of Taxes.

(xvi) The Company and its subsidiaries are in compliance in all material respects with all terms and conditions of any Tax exemption, Tax holiday or other Tax reduction agreement or order (“Tax Incentive”).

(xvii) The prices for any property or services (or for the use of any property) provided by or to the Company and its subsidiaries are arm’s length prices for purposes of the applicable transfer pricing Laws, including Treasury Regulations promulgated under Section 482 of the Code.

(c) 409A. Each nonqualified deferred compensation plan (as defined in Section 409A(d)(1) of the Code) has been maintained and operated since January 1, 2005 in compliance in all material respects with Section 409A of the Code and all applicable IRS guidance issued with respect thereto.

(d) As of the date hereof, neither the Company nor any of its subsidiaries has taken or agreed to take any action, nor does the Company or any of its subsidiaries have knowledge of any fact or circumstance that could reasonably be expected to prevent the Transaction from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

(e) Notwithstanding anything to the contrary in this Agreement, the Company is not making, and shall not be construed to have made, any representation or warranty as to the amount or utilization of any net operating loss, tax credit, tax basis or other Tax attribute of the Company or any of its subsidiaries. No representation or warranty is made in respect of Tax matters in any Section of this Agreement other than this Section 2.11.

2.12 Restrictions on Business Activities. Except as set forth in Section 2.12 of the Disclosure Schedule, there is no agreement (non-competition or otherwise), commitment, judgment, injunction, order or decree to which the Company is a party or otherwise binding upon the Company which has or may reasonably be expected to have the effect of prohibiting or impairing any business practice of the Company, any acquisition of property (tangible or intangible) by the Company, the conduct of business by the Company, or otherwise limiting the freedom of the Company or any of its Affiliates (including without limitation after the Closing) to engage in any line of business or to compete with any Person. Without limiting the generality of the foregoing, the Company has not entered into any agreement under which the Company or any of its affiliated entities is restricted from selling, licensing, manufacturing or otherwise distributing or providing any Company Products to customers or potential customers or any class of customers, in any geographic area, during any period of time, or in any segment of the market, or from hiring or soliciting potential employees, consultants or independent contractors.

2.13 Title to Properties; Absence of Liens and Encumbrances.

(a) The Company does not own any real property, nor has the Company ever owned any real property. Section 2.13(a) of the Disclosure Schedule sets forth a list of all real property currently leased, subleased or licensed by or from the Company or otherwise used or occupied by the Company (the “Leased Real Property”), the name of the lessor, licensor, sublessor, master lessor and/or lessee, the date and term of the lease, license, sublease or other occupancy right and each amendment thereto, the size of premises and the aggregate annual rental payable thereunder. The Company has provided Parent with true, correct and complete copies of all leases, lease guaranties, licenses, subleases, agreements for the leasing, use or occupancy of, or otherwise granting a right in or relating to the Leased Real Property, including all amendments, terminations and modifications thereof (“Lease Agreements”). All such Lease Agreements are in full force and effect and are valid and enforceable in accordance with their respective terms. There is not, under any Lease Agreements, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default) of the Company, or to the Company’s Knowledge, any other party thereto. Except for portions of the premises that are shared, including but not limited to conference rooms and kitchen space, the Company currently occupies all of the Leased Real Property for the operation of its business, and there are no other parties occupying, or with a right to occupy, the Leased Real Property.

(b) All Leased Real Property is in good operating condition and repair and is suitable for the conduct of the Company’s business as presently conducted and as presently proposed to be conducted. Neither the operation of the Company on the Leased Real Property nor, to the Company’s Knowledge, such Leased Real Property, violates any Law relating to such property or operations thereon. The Company could not be required to expend more than $10,000 in causing any Leased Real Property to comply with the surrender conditions set forth in the applicable Lease Agreement. The Company has performed all of its obligations under any termination agreements pursuant to which it has terminated any leases of real property that are no longer in effect and has no continuing liability with respect to such terminated real property leases. The Company is not a party to any agreement or subject to any claim that could require the payment of any real estate brokerage commissions, and no such commission is owed with respect to any of the Leased Real Property. The Company does not owe any brokerage commissions or finders fees with respect to any Leased Real Property and would not owe any such fees if any existing Lease Agreement were renewed pursuant to any renewal options contained in such Lease Agreements.

(c) The Company has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any Liens, except (i) as reflected in the Current Financials, (ii) Permitted Liens, and (iii) such imperfections of title and encumbrances, if any, which do not detract from the value or interfere with the present use of the property subject thereto or affected thereby.

(d) All equipment owned or leased by the Company currently in use and held for future use is (i) adequate for the conduct of the business of the Company as currently conducted and as currently proposed to be conducted, and (ii) in good operating condition, regularly and properly maintained, subject to normal wear and tear.

2.14 Intellectual Property.

(a) Definitions. For all purposes of this Agreement, the following terms shall have the following respective meanings:

(i) “Technology” shall mean any or all of the following (A) works of authorship including computer programs, source code, and executable code, whether embodied in software, firmware or otherwise, architecture, documentation, designs, files, records, databases, and data, (B) inventions (whether or not patentable), discoveries, improvements, and technology, (C) proprietary and confidential information, trade secrets and know how, (D) databases, data compilations and collections and technical data, (E) domain names, web addresses and sites, (F) tools, methods and processes, and (G) any and all instantiations or embodiments of the foregoing in any form and embodied in any media.

(ii) “Intellectual Property Rights” shall mean worldwide common law and statutory rights associated with (A) patents and patent applications of any kind, (B) copyrights, copyright registrations and copyright applications, “moral”, “economic” rights and mask work rights, (C) the protection of trade and industrial secrets and confidential information, (D) logos, trademarks, trade names and service marks, and (E) any other proprietary rights relating to Technology, including any analogous rights to those set forth above.

(iii) “Company Intellectual Property” shall mean any and all Technology and Intellectual Property Rights that are or are purported to be owned by or exclusively licensed to the Company or any of its subsidiaries.

(iv) “Registered Intellectual Property Rights” shall mean any and all Intellectual Property Rights that have been registered, applied for, filed, certified or otherwise perfected, issued, or recorded with or by any state, government or other public or quasi-public legal authority.

(v) “Open Source” shall mean all software and other material that is distributed as “freeware,” “free software,” “open source software” or under a similar licensing or distribution model.

(vi) “Copyleft Licenses” shall mean Open Source licenses that require, as a condition of use, modification or distribution, that the Open Source licensed thereunder, or modifications or derivative works thereof, be made available or distributed in source-code form or be licensed for the purpose of preparing derivative works or distribution at no fee. Copyleft Licenses include (A) GNU’s General Public License (GPL) or Lesser/Library GPL (LGPL), (B) the Mozilla Public License; (C) the Sun Industry Standards License (SISL), (D) the Affero General Public License (AGPL), and (E) to the extent applied to software, all Creative Commons “sharealike” licenses.

(vii) “Privacy Law” shall mean any Laws arising out of or relating to the collection, use or disclosure of Covered Personal Information including without limitation the Gramm-Leach-Bliley Act of 1999, as amended, and the rules and regulations promulgated thereunder, the Fair Credit Reporting Act, the Fair and Accurate Transactions Act, as may be amended and the rules and regulations promulgated thereunder, and the Health Insurance Portability and Accountability Act of 1996 as amended, and the rules and regulations promulgated thereunder (“HIPAA”).

(viii) “Covered Personal Information” shall mean the following information the Company or any of its subsidiaries collects, uses or discloses from or about an individual: (i) first and last name; (ii) home or other physical address, including street name and city or town; (iii) email address or other online contact information, such as a user identifier or screen name; (iv) persistent identifier, such as IP address or machine I.D.; (v) telephone number, including home telephone number and mobile telephone number; (vi) physical location; (vii) Protected Health Information (as such term is defined in HIPAA); or (viii) any other information from or about an individual consumer that alone or in combination with other information could be used to identify an individual or otherwise facilitate decisions regarding individuals.

(b) Section 2.14(b) of the Disclosure Schedule lists all Registered Intellectual Property Rights owned by, or filed in the name of, the Company or any of its subsidiaries (the “Company Registered Intellectual Property Rights”) and any material proceedings or actions before any court, tribunal (including the United States Patent and Trademark Office (the “PTO”) or equivalent authority anywhere in the world) related to any of the Company Registered Intellectual Property Rights or Company Intellectual Property.

(c) Except as disclosed in the Disclosure Schedule, each item of Company Registered Intellectual Property Rights is valid and subsisting, and all necessary registration, maintenance and renewal fees in connection with such Company Registered Intellectual Property Rights have been paid and all necessary documents and certificates in connection with such Company Registered Intellectual Property Rights have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Registered Intellectual Property Rights. There are no actions that must be taken by the Company within one hundred days following the date of this Agreement, including the payment of any registration, maintenance or renewal fees or the filing of any documents, applications or certificates for the purposes of maintaining, perfecting or preserving or renewing any Registered Intellectual Property Rights. In each case in which the Company has acquired any Registered Intellectual Property Rights from any Person, the Company has obtained a valid and enforceable assignment sufficient to irrevocably transfer all rights in Registered Intellectual Property Rights (including the right to seek past and future damages with respect thereto) to the Company, and, to the maximum extent provided for by, and in accordance with, applicable Laws, the Company has recorded each such assignment with the relevant governmental authorities, including the PTO, the U.S. Copyright Office, or their respective equivalents in any relevant foreign jurisdiction, as the case may be.

(d) All Company Intellectual Property is fully transferable and licensable by the Company, and following the Closing will be fully transferable and licensable by the Surviving Corporation and/or Parent, without restriction and without payment of any kind to any third party.

(e) Each item of Company Intellectual Property, including all Company Registered Intellectual Property Rights listed in Section 2.14(b) of the Disclosure Schedule, and all Technology and Intellectual Property Rights licensed to the Company, is free and clear of any Liens other than Permitted Liens and those set forth on Section 2.14(e) of the Disclosure Schedule. The Company is the exclusive owner or exclusive licensee of all Company Intellectual Property.

(f) To the extent that any Technology has been developed or created independently or jointly by any Person other than the Company for which the Company has, directly or indirectly, provided consideration for such development or creation, the Company has a written agreement with such Person with respect thereto, and the Company thereby has obtained ownership of, and is the exclusive owner of, all such Technology and associated Intellectual Property Rights by operation of law or by valid assignment, and has required the waiver of all non-assignable rights.

(g) The Company has not (i) transferred ownership of, or granted any exclusive license of or exclusive right to use, or authorized the retention of any exclusive rights to use or joint ownership of, any Technology or Intellectual Property Rights that are or were Company Intellectual Property, to any other Person or (ii) permitted the Company’s rights in any Company Intellectual Property to enter into the public domain.

(h) Except for the Technology licensed to the Company pursuant to the in-bound licenses listed in Section 2.14(y) and Section 2.15(a)(xv) of the Disclosure Schedule, all Technology used in or necessary to the conduct of Company’s business as presently conducted or currently contemplated to be conducted by the Company was written and created solely by either (i) employees of the Company acting within the scope of their employment who have validly and irrevocably assigned all of their rights, including all Intellectual Property Rights therein, to the Company or (ii) by third parties who have validly and irrevocably assigned all of their rights, including all Intellectual Property Rights therein, to the Company, and no third party owns or has any rights to any of the Company Intellectual Property.

(i) The Company Intellectual Property, together with Technology and Intellectual Property Rights nonexclusively licensed to the Company pursuant to the non-exclusive in-bound licenses listed in Section 2.14(y) and Section 2.15(a)(xv) of the Disclosure Schedule, constitutes all of the Technology and Intellectual Property Rights used in, necessary to or that otherwise would be infringed by the conduct of the business of the Company as it currently is conducted or planned by the Company to be conducted, including the design, development, marketing, manufacture, use, import and sale of any Company Product (including Company Products currently under development). Except as set forth in Section 2.14(i) of the Disclosure Schedule, the Surviving Corporation will own or possess sufficient rights to all Technology and Intellectual Property Rights immediately following the Closing Date that are used in or necessary to the operation of the business of the Company as it currently is conducted or planned by the Company to be conducted and without infringing on the Intellectual Property Rights of any Person.

(j) There are no contracts, licenses or agreements between the Company and any other Person with respect to Company Intellectual Property or other Technology or Intellectual Property Rights used in and/or necessary to the conduct of the business as it is currently conducted or planned by the Company to be conducted under which there is any dispute regarding the scope of such agreement, or performance under such agreement including with respect to any payments to be made or received by the Company thereunder.

(k) Except as set forth on Section 2.14(k) of the Disclosure Schedule, the operation of the business of the Company as it has been conducted, is currently conducted and is currently contemplated by the Company to be conducted, including the design, development, use, import, branding, advertising, promotion, marketing, distribution, manufacture and sale of any Company Product (including Company Products currently under development) of the Company has not infringed or misappropriated, does not infringe or misappropriate, and, to the Company’s Knowledge, will not infringe or misappropriate when conducted by Parent and/or the Surviving Corporation following the Closing in the manner currently planned to be conducted, any Intellectual Property Rights of any Person, violate any right of any Person (including any right to privacy or publicity), or constitute unfair competition or trade practices under the Laws of any jurisdiction. The Company has not received notice from any Person claiming that such operation or any act, any Company Product (including Company Products currently under development) or Technology of the Company infringes or misappropriates any Intellectual Property Rights of any Person or constitutes unfair competition or trade practices under the Laws of any jurisdiction (nor does the Company have Knowledge of any basis therefor).

(l) Neither this Agreement nor the transactions contemplated by this Agreement, including the assignment to Parent or the Surviving Corporation by operation of law or otherwise of any contracts or agreements to which the Company is a party, will result in: (i) Parent, the Surviving Corporation, the Company or any of their subsidiaries granting to any third party any right to or with respect to any Intellectual Property Rights owned by, or licensed to Parent, the Surviving Corporation, the Company or any of their subsidiaries, (ii) Parent, the Surviving Corporation or any of their subsidiaries, being bound by or subject to, any exclusivity obligations, non-compete or other restriction on the operation or scope of their respective businesses, or (iii) Parent, the Surviving Corporation or any of their subsidiaries being obligated to pay any royalties or other material amounts to any third party in excess of those payable by any of them, respectively, in the absence of this Agreement or the transactions contemplated hereby.

(m) To the Knowledge of the Company, no Person has infringed or misappropriated or is infringing or misappropriating any Company Intellectual Property.

(n) The Company has taken all reasonable steps that are required or necessary to protect the Company’s rights in confidential information and trade secrets of the Company or provided by any other Person to the Company. Without limiting the foregoing, the Company has, and enforces, a policy requiring each employee, consultant, and contractor to execute proprietary information, confidentiality and assignment agreements substantially in the Company’s standard forms (as set forth in Exhibit D), and all current and former employees, consultants and contractors of the Company have executed such an agreement in substantially the Company’s standard form.

(o) No Company Intellectual Property or Company Product is subject to any proceeding or outstanding decree, order, judgment or settlement agreement or stipulation that restricts in any manner the use, transfer or licensing thereof by the Company or may affect the validity, use or enforceability of such Company Intellectual Property.

(p) Except as set forth on Section 2.14(p) of the Disclosure Schedule, no (i) Company Product or publication of the Company, (ii) material published or distributed by the Company, or (iii) conduct or statement of the Company constitutes obscene material, a defamatory statement or material, false advertising or otherwise violates any Law.

(q) No government funding, facilities or resources of a university, college, other educational institution or research center or funding from third parties was used in the development of the Company Intellectual Property and no Governmental Authority, university, college, other educational institution or research center has any claim or right in or to the Company Intellectual Property. No rights have been granted to any Governmental Authority with respect to any Company Product, or under any Company Intellectual Property, other than the same standard commercial rights as are granted by the Company to commercial end users of the Company services in the ordinary course of business, consistent with past practices. Except as set forth on Section 2.14(q) of the Disclosure Schedule, no current or former employee, consultant or independent contractor of the Company who was involved in, or who contributed to, the creation or development of any Company Intellectual Property, has performed services for the government, a university, college or other educational institution, or a research center, during a period of time during which such employee, consultant or independent contractor was also performing services for the Company.

(r) Neither Company nor any of its subsidiaries has collected, used or disclosed any Covered Personal Information in violation of its Privacy Policy or the privacy rights of third parties or any Privacy Law. The Company has not been notified of and is not the subject of, any regulatory investigation or legal proceeding related to data security or privacy. No person (including any Governmental Authority) has made any claim or commenced any legal proceeding with respect to loss, damage, or unauthorized access, use, modification, or other misuse of any such information by the Company or any of its subsidiaries (or any of their respective employees or contractors). No regulatory investigation or legal proceeding relating to data security, data protection or privacy will be commenced against the Company or any of its subsidiaries.

(s) Each of the Company and its subsidiaries has a privacy policy (each, a “Privacy Policy”) regarding the collection, use and disclosure of information in connection with the operation of the Company’s business, including without limitation, the collection, use and disclosure of Covered Personal Information. True and complete copies of all Privacy Policies that have been used by the Company or any of its subsidiaries in the past five years have been provided to Parent. Each of the Company and its subsidiaries has posted its Privacy Policy in a clear and conspicuous location on its web site. True, complete and up to date copies of all filings for data protection and health privacy compliance purposes in the name of the Company and each of its subsidiaries have been provided to Parent. Each of Company and its subsidiaries has reasonable and appropriate security measures in place to protect Covered Personal Information it receives from illegal or unauthorized access, use, or disclosure including without limitation a written information security program that includes appropriate controls that have been regularly tested and reviewed.

(t) No person has gained unauthorized access to any Covered Personal Information held by the Company or its subsidiaries, or otherwise held or processed on their behalf.

(u) The Company has established and implemented such policies, programs, procedures, contracts and systems to be in compliance with applicable Privacy Law, including HIPAA.

(v) Any Covered Personal Information has only been transferred to a country outside the European Economic Area where the Company has taken steps to ensure an adequate and reasonable level of protection for such Covered Personal Information.

(w) The consummation of the contemplated transactions, including the transfer of Covered Personal Information resulting from such transactions will not violate any applicable Law or the Privacy Policy of the Company or any of its subsidiaries as it currently exists or as it existed at any time during which any of such Covered Personal Information was collected or obtained.

(x) Except as disclosed in Section 2.14(x) of the Disclosure Schedule, neither the Company nor any Person acting on the Company’s behalf has disclosed, delivered or licensed to any Person, agreed to disclose, deliver or license to any Person, or permitted the disclosure or delivery to any Parent or other Person of any source code owned by the Company or any of its subsidiaries or used in their respective businesses (“Company Source Code”). No event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time or both) will, or would reasonably be expected to, result in the disclosure or delivery by or on behalf of the Company of any Company Source Code. Company Source Code means any software source code or related proprietary or confidential information or algorithms of any Company Intellectual Property.

(y) Section 2.14(y) of the Disclosure Schedule lists all Open Source that is incorporated into, linked with, or distributed (including on a hosted-service or software-as-a-service basis) in conjunction with any Company Products (“Incorporated Open Source Software”). For each item of Incorporated Open Source, Section 2.14(y) of the Disclosure Schedule identifies (i) the Company Product into, in or with which the Incorporated Open Source is incorporated, linked or distributed, (ii) the Open Source licenses governing the use and distribution of the Open Source, and (iii) whether the licenses are Copyleft Licenses. For each item of Incorporated Open Source that is associated with any Copyleft License, Section 2.14(y) of the Disclosure Schedule further describes (A) whether (and if so, how) the Open Source has been modified by or for the Company or a Company subsidiary, and (B) how the Open Source is integrated with or interacts with other portions of the Company Products. The Company’s use and distribution of each component of Open Source (including Incorporated Open Source) complies with all provisions of all applicable Open Source license agreements, including all notice and attribution requirements, and in no case does such use or distribution give rise under such license agreement to any rights in any third parties under any Company Intellectual

Property or obligations for the Company with respect to any Company Intellectual Property, including any obligation to disclose or distribute any such Technology in source code form, to license any such Technology for the purpose of making derivative works, or to distribute any such Technology without charge.

(z) Section 2.14(z) of the Disclosure Schedule lists all industry standards bodies and similar organizations of which the Company is a member, to which it has been a contributor or in which it has been a participant. The Company is not and never was a member in, a contributor to, or participant in any industry standards body or similar organization that could require or obligate the Company to grant or offer to any other Person any license or right to any Technology or Intellectual Property Rights.

2.15 Agreements, Contracts and Commitments.

(a) Except as set forth in Section 2.15 of the Disclosure Schedule (specifying the appropriate subparagraph), the Company is not a party to, nor is it bound by any of the following (each, a “Material Contract”) to the extent currently in effect:

(i) any (A) employment, contractor or consulting Contract with an employee, individual consultant or contractor, or (B) consulting Contract with a firm or organization (excluding any agreement or offer letter that is terminable at-will and does not provide severance or termination payments and any stock option agreements providing for the grant of Company Options under the Plans on the Company’s standard form previously made available to Parent);

(ii) any agreement or plan, including any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement (either alone or upon the occurrence of any additional subsequent events) or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

(iii) any fidelity or surety bond or completion bond;

(iv) any lease of personal property or equipment having a value in excess of $25,000 in the aggregate over the initial term of the lease;

(v) any agreement of indemnification or guaranty, but excluding agreements of indemnification or guaranty with respect to the infringement by the Company Products of the Intellectual Property Rights of third parties that are contained in the Company’s written agreements with its customers that have been entered into in the ordinary course of business, consistent with past practices, substantially in the Company’s standard form of customer agreement;

(vi) any agreement, contract or commitment relating to capital expenditures and involving future payments in excess of $25,000 in effect as of the date of this Agreement;

(vii) any agreement, contract or commitment relating to the disposition or acquisition of assets or any interest in any business enterprise outside the ordinary course of the Company’s business, consistent with past practices;

(viii) any mortgages, indentures, guarantees, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit;

(ix) any purchase order, contract or other commitment obligating the Company to purchase materials or services at a cost in excess of $25,000 in the aggregate as of the date of this Agreement;

(x) any agreement containing covenants or other obligations granting or containing any current or future commitments regarding exclusive rights, non-competition, “most favored nations,” restriction on the operation or scope of its businesses or operations, or similar terms;

(xi) any agreement providing a customer with refund rights;

(xii) any agreement for the use, distribution or integration of the Company Products other than by the consumer end-user, including dealer, distribution, marketing, development, sales representative, original equipment manufacturer, manufacturing, supply, value added, remarketer, reseller, vendor, business partner, service provider and joint venture agreements;

(xiii) any agreement in effect as of the date of this Agreement pursuant to which the Company has received revenue or other payments in excess of $25,000 in the aggregate in the twelve (12) months ended December 31, 2015;

(xiv) any terms of use or terms of services, including those posted or implemented as “browsewrap” or “clickwrap” agreements, for third-party Web sites and other publicly accessible on-line sources from which the Company or a person acting on the Company’s behalf has extracted or collected information through the use of any “scrapers,” “spiders,” “bots” or other automated software programs or processes;

(xv) any contracts, licenses and agreements to which the Company is a party with respect to any Technology or Intellectual Property Rights, including any in-bound licenses, out-bound licenses and cross-licenses; or

(xvi) any other agreement, contract or commitment that involves $25,000 in the aggregate as of the date of this Agreement and is not cancelable by the Company without penalty within thirty (30) days.

(b) The Company is in compliance with and has not breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under, any of the terms or conditions of any Material Contract, nor does the Company have Knowledge of any event that would constitute such a breach, violation or default with the lapse of time, giving of notice or both. Each Material Contract is in full force and effect, and the Company is not subject to any default thereunder, nor to the Knowledge of the Company is any party obligated to the Company pursuant to any such Material Contract subject to any default thereunder. Except as set forth in Section 2.15(b) of the Disclosure Schedule, no Material Contract will terminate, or may be terminated by either party, solely by the passage of time or at the election of either party within 120 days after the Closing. To the Knowledge of the Company, no party to a Material Contract has any intention of terminating such Material Contract with the Company or reducing the volume of business such party conducts with the Company, whether as a result of the Merger or otherwise.

2.16 Interested Party Transactions. Except as disclosed in the Disclosure Schedule, no officer, director or stockholder of the Company (nor any ancestor, sibling, descendant or spouse of any of such persons, or any trust, partnership or corporation in which any of such persons has or has had an interest), has or has had, directly or indirectly, (i) an interest in any entity which furnished or sold or licensed, or furnishes or sells or licenses, Company Products or Intellectual Property Rights that the Company furnishes or sells, or proposes to furnish or sell, or (ii) any interest in any entity that purchases from or sells or furnishes to the Company, any goods or services, or (iii) a beneficial interest in any Material Contract to which the Company is a party (other than in such person’s capacity as a Stockholder, director, officer or employee of the Company); provided, however, that ownership of no more than one percent (1%) of the outstanding voting stock of a publicly traded corporation shall not be deemed to be an “interest in any entity” for purposes of this Section 2.16. No Stockholder has any loans outstanding from the Company except for business travel expenses in the ordinary course of business, consistent with past practices, to employees of the Company.

2.17 Authorization. Each consent, license, permit, grant or other authorization (i) pursuant to which the Company currently operates or holds any interest in any of its properties, or (ii) which is required for the operation of the Company’s business as currently conducted or currently contemplated to be conducted or the holding of any such interest (collectively, “Company Authorizations”) has been issued or granted to the Company, as the case may be. The Company Authorizations are in full force and effect and constitute all Company Authorizations required to permit the Company to operate or conduct its business or hold any interest in its properties or assets.

2.18 Litigation. Except as set forth on Section 2.18 of the Disclosure Schedule, there is no action, suit, claim or proceeding of any nature pending, or to the Knowledge of the Company, threatened, against the Company, its properties (tangible or intangible) or any of its officers or directors, nor to the Knowledge of the Company is there any reasonable basis therefor. There is no investigation, audit, or other proceeding pending or, to the Knowledge of the Company, threatened, against the Company, any of its properties (tangible or intangible) or any of its officers or directors by or before any Governmental Authority, nor to the Knowledge of the Company is there any reasonable basis therefor. No Governmental Authority has at any time challenged or questioned the legal right of the Company to conduct its operations as presently or previously conducted or as presently contemplated to be conducted. There is no action, suit, claim or proceeding of any nature pending or, to the Knowledge of the Company, threatened, against any individual or entity who has a contractual right or a right pursuant to the DGCL to indemnification from the Company related to facts and circumstances existing prior to the Effective Time, nor are there, to the Knowledge of the Company, any facts or circumstances that would give rise to such an action, suit, claim or proceeding.

2.19 Minute Books. The minutes of the Company made available to counsel for Parent contain complete and accurate records of all actions taken, and summaries of all meetings held, by the stockholders, the Board of Directors of the Company and each of its subsidiaries (and any committees thereof) since the time of incorporation of the Company, as the case may be.

2.20 Environmental Matters. The Company (i) to its Knowledge, has complied in all material respects with all Environmental Laws; (ii) has not received any written notice of any alleged claim, complaint, violation of, or Liability under any Environmental Law (including any claim or complaint from any employee alleging exposure to Hazardous Materials); (iii) has not disposed of, emitted, discharged, handled, stored, transported, used or released any Hazardous Materials, arranged for the disposal, discharge, storage or release of any Hazardous Materials; (iv) has not entered into any agreement that may require it to guarantee, reimburse, pledge, defend, hold harmless or indemnify any other party with respect to Liabilities arising out of Environmental Laws or the Hazardous Materials related activities of the Company; and (v) has delivered to Parent or made available for inspection by Parent and its agents, representatives and employees all records in the Company’s possession or control concerning the Hazardous Materials activities of the Company and all environmental audits and environmental assessments, if any, of any facility owned, leased or used at any time by the Company conducted at the request of, or otherwise in the possession or control of the Company. There are no Hazardous Materials in, on, or under any properties owned, leased or used at any time by the Company such as could give rise to any material Liability or corrective or remedial obligation of the Company under any Environmental Laws.

2.21 Brokers’ and Finders’ Fees. The Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders’ fees or agents’ commissions, fees related to investment banking or similar advisory services or any similar charges in connection with the Agreement or any transaction contemplated hereby. Section 2.21 of the Disclosure Schedule sets forth the principal terms and conditions of any agreement, written or oral, with respect to such fees.

2.22 Employee Benefit Plans and Compensation.

(a) Definitions. For all purposes of this Agreement, the following terms shall have the following respective meanings:

“Company Employee Plan” shall mean any plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, deferred compensation, retirement benefits, performance awards, stock or stock-related awards, material fringe benefits or other employee benefits or remuneration of any kind, whether written, unwritten or otherwise, funded or unfunded, including each “employee benefit plan,” within the meaning of Section 3(3) of ERISA which is or has been maintained, contributed to, or required to be contributed to, by the Company for the benefit of any Employee, or with respect to which the Company has or may have any liability or obligation (including indirect liability by reason of an ERISA Affiliate).

“DOL” shall mean the United States Department of Labor.

“Employee” shall mean any current or former employee, consultant, independent contractor or director of the Company.

“Employee Agreement” shall mean each management, employment, severance, separation, settlement, consulting, contractor, relocation, change of control, retention, bonus, repatriation, expatriation, loan, visa, work permit or other agreement, or contract (including any offer letter or any agreement providing for acceleration of Company Options that is unvested, or any other agreement providing for compensation or benefits) between the Company and any Employee, and under which the Company has or may have any liability or obligation.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” shall mean each subsidiary of the Company or other Person under common control with the Company within the meaning of Section 414(b), (c), (m) or (o) of the Code, and the regulations issued thereunder.

“IRS” shall mean the United States Internal Revenue Service.

“PBGC” shall mean the United States Pension Benefit Guaranty Corporation.

“Pension Plan” shall mean each Company Employee Plan that is an “employee pension benefit plan,” within the meaning of Section 3(2) of ERISA.

(b) Schedule. Company has provided to Parent a complete list of each Company Employee Plan and each Employee Agreement. The Company has not made any plan or commitment to establish any new Company Employee Plan or Employee Agreement, to modify any Company Employee Plan or Employee Agreement (except to the extent required by Law or to conform any such Company Employee Plan or Employee Agreement to the requirements of any applicable Law, in each case as previously disclosed to Parent in writing, or as required by this Agreement), or to enter into any Company Employee Plan or Employee Agreement. Company has provided to Parent a table setting forth the name, hiring date, annual salary or hourly wage rate, commissions, bonus, and accrued but unpaid vacation balances, accrued but unpaid sick leave, accrued severance pay and any other material benefit of each employee of the Company as of the date hereof. To the Knowledge of the Company, no employee has a present intention to terminate his or her employment for any reason. Section 2.22(b)(3) of the Disclosure Schedule contains an accurate and complete list of all individuals that have a consulting or advisory relationship with the Company.

(c) Documents. The Company has provided to Parent (i) correct and complete copies of all documents embodying each Company Employee Plan and each Employee Agreement including all amendments thereto and all related trust documents, (ii) the most recent annual report (Form Series 5500 and all schedules and financial statements attached thereto), if any, required under ERISA or the Code in connection with each Company Employee Plan, (iii) if the Company Employee Plan is funded, the most recent annual and periodic accounting of Company Employee Plan assets, (iv) the most recent summary plan description together with the summary(ies) of material modifications thereto, if any, required under ERISA with respect to each Company Employee Plan, (v) all material written agreements and contracts relating to each Company Employee Plan, including administrative service agreements and group insurance contracts, (vi) all communications material to any Employee or Employees relating to any Company Employee Plan and any proposed Company Employee Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any material liability to the Company, (vii) all material correspondence to or from any governmental agency relating to any Company Employee Plan, (viii) all policies pertaining to fiduciary liability insurance covering the fiduciaries for each Company Employee Plan, (ix) all discrimination tests for each Company Employee Plan for the most recent plan year, and (x) the most recent IRS determination or opinion letter issued with respect to each Company Employee Plan.

(d) Employee Plan Compliance. The Company has performed in all material respects all obligations required to be performed by it under each Company Employee Plan, is not in any material respect in default or violation of, and has no Knowledge of any default or violation by any other party to, each Company Employee Plan, and each Company Employee Plan has been, in all material respects, established and maintained in accordance with its terms and in compliance with all applicable Laws, statutes, orders, rules and regulations, including ERISA or the Code. Any Company Employee Plan intended to be qualified under Section 401(a) of the Code has obtained a favorable determination letter (or opinion letter valid as to the Company, if applicable) with respect to its qualified status under the Code. No “prohibited transaction,” within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 4975 of the Code or Section 408 of ERISA, has occurred with respect to any Company Employee Plan. There are no actions, suits or claims pending or, to the Knowledge of the Company, threatened or reasonably anticipated (other than routine claims for benefits) against any Company Employee Plan or against the assets of any Company Employee Plan. Each Company Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability to Parent or the Company (other than ordinary administration expenses). There are no audits, inquiries or proceedings pending or, to the Knowledge of the Company, threatened, by the IRS, DOL, or any other Governmental Authority with respect to any Company Employee Plan. To the Company’s Knowledge, neither the Company nor any ERISA Affiliate is subject to any penalty or tax with respect to any Company Employee Plan under Section 502(i) of ERISA or Sections 4975 through 4980 of the Code. The Company has timely made all contributions and other payments required by and due under the terms of each Company Employee Plan.

(e) No Pension Plans. Neither the Company nor any current or past ERISA Affiliate has ever maintained, established, sponsored, participated in, or contributed to, any Pension Plans subject to Title IV of ERISA or Section 412 of the Code.

(f) No Self-Insured Plans. The Company has never maintained, established sponsored, participated in or contributed to any self-insured plan that provides benefits to employees (including any such plan pursuant to which a stop-loss policy or contract applies).

(g) Collectively Bargained, Multiemployer and Multiple-Employer Plans. At no time has the Company or any current or past ERISA Affiliate contributed to or been obligated to contribute to any Pension Plan which is a “Multiemployer Plan,” as defined in Section 3(37) of ERISA. Neither the Company nor any ERISA Affiliate has at any time ever maintained, established, sponsored, participated in or contributed to any multiple employer plan or to any plan described in Section 413 of the Code.

(h) No Post-Employment Obligations. Neither the Company nor any ERISA Affiliate is obligated under any plan, agreement or arrangement that provides, or reflects or represents any liability to provide, retiree life insurance, retiree health or other retiree employee welfare benefits to any person for any reason, except as may be required by COBRA or other applicable statute, and the Company has never represented, promised or contracted (whether in oral or written form) to any Employee (either individually or to Employees as a group) or any other person that such Employee(s) or other person would be provided with retiree life insurance, retiree health or other retiree employee welfare benefits, except to the extent required by statute.

(i) Effect of Transaction. The execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Company Employee Plan, Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee, other than the vesting of Company Options as contemplated hereunder.

(j) Section 280G. There is no agreement, plan, arrangement or other contract covering any Employee that, considered individually or considered collectively with any other such agreements, plans, arrangements or other contracts, will, or could reasonably be expected to, give rise directly or indirectly to the payment of any amount that would be characterized as a “parachute payment,” within the meaning of Section 280G(b)(2) of the Code as a result of the transactions contemplated by this Agreement. There is no contract, agreement, plan or arrangement to which the Company is a party or by which it is bound to compensate any Employee for excise taxes paid pursuant to Section 4999 of the Code. To the Company’s Knowledge, Section 2.22(j) of the Disclosure Schedule contains a true, complete and correct list of all Persons the Company reasonably believes to be “disqualified individuals” (within the meaning of Section 280G of the Code and the regulations thereunder).

(k) Employment Matters. The Company is in compliance in all material respects with all applicable foreign, federal, state and local Laws, rules, regulations, and ordinances respecting employment, employment practices, terms and conditions of employment, worker classification, tax withholding, prohibited discrimination, equal employment, fair employment practices, meal and rest periods, immigration status, employee safety and health, wages (including overtime wages), compensation, and hours of work, and in each case, with respect to Employees, except as disclosed in the Disclosure Schedule: (i) has withheld and reported all amounts required by Law or by agreement to be withheld and reported with respect to wages, salaries and other payments to Employees, (ii) is not liable for any arrears of wages, bonuses, benefits, severance pay or any Taxes or any penalty for failure to comply with any of the foregoing, and (iii) is not liable for any payment to any trust or other fund governed by or maintained by or on behalf of any governmental authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practice). There are no actions, suits, claims, audits, investigations, or administrative matters pending, or, to the Knowledge of the Company, threatened, against the Company or any of its Employees relating to any Employee, Employee Agreement or Company Employee Plan. There are no pending or, to the Knowledge of the Company, threatened, claims or actions against the Company or any Company trustee under any worker’s compensation policy or long-term disability policy. The Company is not party to a conciliation agreement, consent decree, or other agreement or order with any federal, state, or local agency or governmental authority with respect to employment practices. The employment of the Company’s Employees is terminable at the will of the Company and any such termination would result in no liability to the Company. The Company does not have any material liability with respect to any misclassification of: (1) any person as an independent contractor rather than as an employee, (2) any employee leased from another employer, or (3) any employee currently or formerly classified as exempt from overtime wages.

(l) Labor. No strike, labor dispute, slowdown, concerted refusal to work overtime, or work stoppage against the Company is pending, or to the Knowledge of the Company, threatened. The Company has no Knowledge of any activities or proceedings currently or within the preceding three (3) years of any labor union to organize any Employees and any such activities or proceedings. There are no actions, suits, claims, audits, investigations, administrative matters, labor disputes or grievances pending or, to the Knowledge of the Company, threatened relating to any labor matters, wages, benefits (other than routine claims), medical or family leave (other than routine claims or requests), classification, safety or discrimination matters involving any Employee, including claims of wage and/or hour violations, unfair business practices, unfair labor practices, discrimination, harassment or wrongful termination complaints. The Company is not party to a current conciliation agreement, consent decree, or other agreement or order with any federal, state, or local agency or governmental authority with respect to employment practices. The Company has not engaged in any unfair labor practices within the meaning of the National Labor Relations Act. The Company is not presently, nor has it been in the past, been a party to, or bound by, any collective bargaining agreement or union contract with respect to Employees and no collective bargaining agreement is being negotiated by the Company.

(m) WARN Act. The Company has complied with the Workers Adjustment and Retraining Notification Act of 1988, as amended (“WARN Act”) and all similar state or local Laws. The Company has not taken any action which would constitute a “plant closing” or “mass layoff’ within the meaning of the WARN Act or similar state or local Law, issued any notification of a plant closing or mass layoff required by the WARN Act or similar state or local Law, or incurred any liability or obligation under WARN or any similar state or local Law that remains unsatisfied. No terminations prior to the Closing would trigger any notice or other obligations under the WARN Act or similar state or local Law. All liabilities and obligations relating to the employment, termination or employee benefits of any former Employees previously terminated by the Company or an ERISA Affiliate including all termination pay, severance pay or other amounts in connection with the WARN Act and all similar state Laws, have been paid and no terminations prior to the Closing Date shall result in unsatisfied liability or obligation under WARN or any similar state or local Law.

(n) No Interference or Conflict. To the Knowledge of the Company, no Employee of the Company is obligated under any contract or agreement, or subject to any judgment, decree, or order of any court or administrative agency that would interfere with such person’s efforts to promote the interests of the Company or that would interfere with the Company’s business. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company’s business as presently conducted or proposed to be conducted nor any activity of such Employees in connection with the carrying on of the Company’s business as presently conducted or currently proposed to be conducted will, to the Knowledge of the Company, conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any contract or agreement under which any of such Employees is now bound.

2.23 Insurance. Section 2.23 of the Disclosure Schedule lists all insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of the Company, including the type of coverage, the carrier, the amount of coverage, the term and the annual premiums of such policies. There is no claim by the Company pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed or that the Company has a reason to believe will be denied or disputed by the underwriters of such policies or bonds. In addition, there is no pending claim of which its total value (inclusive of defense expenses) will exceed the policy limits. All premiums due and payable under all such policies and bonds have been paid (or if installment payments are due, will be paid if incurred prior to the Closing Date) and the Company is otherwise in material compliance with the terms of such policies and bonds. Such policies and bonds (or other policies and bonds providing substantially similar coverage) are in full force and effect. The Company has no Knowledge or reasonable belief of threatened termination of, or premium increase with respect to, any of such policies. The Company has never maintained, established, sponsored, participated in or contributed to any self-insurance plan.

2.24 Compliance with Laws.

(a) The Company has complied with, is not in violation of, and has not received any notices of any suspected, potential or actual violation with respect to, any foreign, federal, state or local Law.

(b) The Company has at all times been, and is currently, fully in compliance with all applicable Anti-Corruption and Anti-Bribery Laws in any jurisdiction. The Company (including any of its officers, directors, agents, employees or other Person associated with or acting on its behalf) has not, directly or indirectly, used any funds for unlawful contributions, gifts, services of value, entertainment or other unlawful expenses, made, offered or promised to make any unlawful payment or gave or promised to give, anything of value to any Person or to any foreign or domestic government officials or employees or made, or promised to make any contribution, bribe, rebate, gift, payoff, influence payment, kickback or other similar unlawful payment or other advantage, or taken any action which would cause it to be in violation of any Anti-Corruption or Anti-Bribery Laws. The Company (including any of its officers, directors, agents, employees or other Person associated with or acting on its behalf) has not, directly or indirectly, requested or agreed to receive or accepted any unlawful contributions, gifts, services of value, advantage, entertainment or other unlawful expenses, contribution, bribe, rebate, gift, payoff, influence payment, kickback or other similar unlawful payment, or similar incentive which would cause it to be in violation of any Anti-Corruption or Anti-Bribery Laws. Neither the Company, nor, to the Knowledge of the Company, any director, officer, employee or agent of the Company acting on behalf of the Company has offered, nor made, nor promised to make, nor authorized the making of any gift or payment of money or anything of value either directly or indirectly to any Person, or to any officer or employee of a Governmental Authority, or to any Person acting in an official capacity for or on behalf of any such Governmental Authority or to any political party or candidate for political office (all of the foregoing individuals being individually and collectively referred to herein as “Officials”) for purposes of (i) influencing any act or decision of any Person, or such Official in his or her official capacity, or (ii) inducing any Person or such Official to do or omit to do any act in violation of the lawful duty of such Person or Official, or (iii) inducing such Person or Official to use his or her influence improperly including with a Governmental Authority to affect or influence any act or decision of such Governmental Authority in order to obtain, retain or direct or assist in obtaining, retaining or directing business to the Company. No officer, director, employee or holder of any financial interest in the Company or any affiliate thereof, is currently an Official. There are no pending or, to the Company’s Knowledge, threatened claims, charges, investigations, violations, settlements, civil or criminal enforcement actions, lawsuits, or other court actions against the Company with respect to any Anti-Corruption and Anti-Bribery Laws. There are no actions, conditions or circumstances pertaining to the Company’s activities that could reasonably be expected to give rise to any future claims, charges, investigations, violations, settlements, civil or criminal actions, lawsuits, or other court actions under any Anti-Corruption and Anti-Bribery Laws.

(c) To the Company’s Knowledge, no officer or director of the Company has been: (i) convicted in a criminal proceeding or named as a subject of a pending criminal proceeding (excluding traffic violations and other minor offenses); (ii) subject to any order, judgment, or decree (not subsequently reversed, suspended or vacated) of any court of competent jurisdiction permanently or temporarily enjoining him/her from, or otherwise imposing limits or conditions on his or her engaging in any securities, investment advisory, banking, insurance or other type of business or acting as an officer or director of a public company; (iii) found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated any federal or state commodities, securities or unfair trade practices law, which such judgment or finding has not been subsequently reversed, suspended, or vacated; or (iv) involved in any other type of legal proceeding that would require the officer or director to disclose such involvement under Item 401(f) of SEC Regulation S-K if the officer or director were subject to such Regulation.

2.25 Bank Accounts, Letters of Credit and Powers of Attorney. Section 2.25 of the Disclosure Schedule lists (a) all bank accounts, lock boxes and safe deposit boxes relating to the business and operations of the Company (including the name of the bank or other institution where such account or box is located and the name of each authorized signatory thereto), (b) all outstanding letters of credit issued by financial institutions for the account of the Company (setting forth, in each case, the financial institution issuing such letter of credit, the maximum amount available under such letter of credit, the terms (including the expiration date) of such letter of credit and the party or parties in whose favor such letter of credit was issued), and (c) the name and address of each person who has a power of attorney to act on behalf of the Company (other than with respect to Taxes or Tax matters). The Company has heretofore delivered to Parent true, correct and complete copies of each letter of credit and each power of attorney described in Section 2.25 of the Disclosure Schedule.

2.26 Customers and Suppliers.

(a) Section 2.26(a) of the Disclosure Schedule sets forth each customer of the Company who accounted for more than 5% of the revenues of the Company for the fiscal year ended December 31, 2014, and who is expected to account for more than 5% of the revenues of the Company for the fiscal year ended December 31, 2015 (collectively, the “Customers”). Except to the extent disclosed on Section 2.26(a) of the Disclosure Schedule, since December 31, 2014, no Customer of the Company has canceled or otherwise terminated its relationship with the Company, or has during the last twelve (12) months decreased materially its usage or purchases of the Company Products. Except to the extent disclosed on Section 2.26(a) of the Disclosure Schedule, no Customer has, to the Company’s Knowledge, any plan or intention to terminate, to cancel or otherwise materially and adversely modify its relationship with the Company or to decrease materially its usage, purchase or distribution of the Company Products.

(b) Section 2.26(b) of the Disclosure Schedule sets forth a list of all suppliers to whom the Company made payments aggregating $25,000 or more during the calendar year ended December 31, 2014, or expects to make payments aggregating $25,000 or more during the fiscal year ended December 31, 2015. Except as disclosed in Section 2.26 of the Disclosure Schedule, since December 31, 2014, no supplier has terminated or reduced its business with the Company or materially and adversely modified its relationship therewith.

2.27 Warranties to Customers. Section 2.27 of the Disclosure Schedule includes a copy of the standard terms and conditions of sale, lease or license by the Company (including applicable warranty and indemnity provisions). No Company Product is subject to any guaranty, warranty, or other indemnity that extends beyond, in any material respect, the applicable standard terms and conditions of sale, lease or license. There is no claim, action, suit, investigation or proceeding pending against the Company, or to the Company’s Knowledge, threatened, relating to alleged defects in the Company Products, or the failure of any such Company Product to meet agreed upon specifications and, to the Company’s Knowledge, there is no basis for any of the foregoing.

2.28 Complete Copies of Materials. The Company has delivered or made available true and complete copies of each document that has been requested by Parent or its counsel.

2.29 Website Traffic. Since January 1, 2014, the Company has not purchased traffic to its website OVGuide.com consisting of artificial traffic generated by pop-ups and pop-unders which create inflated ad impressions or clicks.

2.30 Information Supplied. None of the information supplied in writing by the Company for inclusion or incorporation by reference in the information provided to Stockholders in the Soliciting Materials (as defined below) will, at the time they are mailed or otherwise delivered to the Stockholders and at all times during which Stockholder consents are solicited in connection with the Merger, contain any untrue statement of a material fact or, to the Knowledge of the Company omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading; provided, however, that for the avoidance of doubt, the foregoing representation shall not apply to any information supplied by Parent for inclusion in the Soliciting Materials.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF PARENT AND THE SUB

Each of Parent and Sub hereby represents and warrants to the Company as follows, subject to such exceptions as are specifically disclosed in the disclosure schedule (referencing the appropriate Section and paragraph numbers) supplied by the Parent to the Company on the date hereof (the “Parent Disclosure Schedule”) as follows

3.1 Organization, Standing and Power. Each of Parent and Sub is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. Sub is newly formed and was formed solely to effectuate the Merger. Each of Parent and Sub has the corporate power to own its properties and to carry on its business as now being conducted and is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the failure to be so qualified or licensed would have a Parent Material Adverse Effect.

3.2 Authority. Each of Parent and Sub has all requisite corporate power and authority to enter into this Agreement and any Related Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and any Related Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Parent and Sub. This Agreement and any Related Agreements to which Parent and Sub are parties have been duly executed and delivered by Parent and Sub and constitute the valid and binding obligations of Parent and Sub, enforceable against each of Parent and Sub in accordance with their terms, except as such enforceability may be limited by principles of public policy and subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

3.3 Parent Capital Structure.

(a) The authorized capital stock of the Parent consists of: (i) 37,500,000 shares of Parent Common Stock, of which 37,312,500 shares are issued and outstanding on the date hereof. Each share of Company Preferred Stock is convertible into one share of Company Common Stock. All outstanding shares of Parent Capital Stock are duly authorized, validly issued, fully paid and non-assessable and are not subject to preemptive rights created by statute, the Charter Documents of the Parent, or any agreement to which the Parent is a party or by which it is bound, and together with all Parent Options have been issued in compliance with all applicable Laws, including federal and state securities Laws. There are no declared or accrued but unpaid dividends with respect to any shares of Parent Capital Stock. The Parent has no capital stock other than the Parent Capital Stock authorized, issued or outstanding. Parent has no Parent Capital Stock that is unvested.

(b) Parent has never adopted, sponsored or maintained, or reserved shares for issuance under, any stock option plan or any other plan or agreement (whether written or oral, formal or informal) providing for equity compensation to any Person. There are no options, warrants, calls, rights, convertible securities, commitments or agreements of any character, written or oral, to which the Parent is a party or by which the Parent is bound obligating the Parent to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the Parent Capital Stock or obligating the Parent to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or other rights, rights of any type, the value of which is determined by reference in whole or in part to the value of Parent Capital Stock or any other securities of the Parent (whether payable in cash, property or otherwise) with respect to the Parent. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting securities of the Parent. There are no agreements to which the Parent is a party relating to the registration, sale or transfer (including agreements relating to rights of first refusal, co-sale rights or “drag-along” rights) of any Parent Capital Stock.

3.4 Subsidiaries. A list of the subsidiaries of Parent is set forth in Section 3.4 of the Disclosure Schedule. Except as set forth in Section 3.4 of the Disclosure Schedule, there are no options, warrants, calls, rights, convertible securities, commitments or agreements of any character, written or oral, to which any subsidiary of the Parent is a party or by which any subsidiary of the Parent is bound obligating such subsidiary to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of its capital stock or obligating such subsidiary to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or other similar rights with respect to any subsidiary of the Parent. Neither the Parent nor any of its subsidiaries has agreed, is obligated to make, or is bound by any Contract under which it may become obligated to make any future investment in, or capital contribution to, any other Person. Neither the Parent nor any of its subsidiaries directly or indirectly owns any equity or similar interest in or any interest convertible, exchangeable or exercisable for, any equity or similar interest in, any Person.

3.5 Consents. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority, is required by or with respect to Parent or Sub in connection with the execution and delivery of this Agreement and any Related Agreements to which Parent or Sub is a party or the consummation of the transactions contemplated hereby and thereby, except for (i) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings which, if not obtained or made, would not have a Parent Material Adverse Effect and (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware.

3.6 No Conflict. The execution and delivery by Parent and Sub of this Agreement and any Related Agreement to which Parent or Sub is a party, and the consummation of the transactions contemplated hereby and thereby, will not conflict with or result in any violation of or default (with or without notice of lapse of time, or both) under (i) the certificate of incorporation, bylaws or similar organizational documents of Parent or Sub, each as amended to date and in full force and effect on the date hereof, or (ii) assuming compliance with the matters referred to in Section 3.5 hereof, any material Laws applicable to Parent or Sub or any of their respective properties or assets (whether tangible or intangible).

3.7 Solvency. Parent is not insolvent and consummation of the Merger and the other transactions contemplated by this Agreement will not cause Parent to become insolvent.

3.8 Due Authorization. Parent and Sub each has all requisite corporate power and authority to enter into this Agreement and Parent Related Agreements and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and Parent Related Agreements, and the consummation of the transactions contemplated hereby and thereby (including, without limitation, the payment of the Merger Consideration), have been duly authorized by Parent’s and Sub’s respective board of directors, and as required, approved by the stockholders of Parent and Parent as the sole shareholder of Sub. This Agreement and Parent Related Agreements have each been duly executed and delivered by Parent and Sub and constitutes the valid and binding obligations of Parent and Sub, enforceable against Parent and Sub in accordance with their terms, subject only to the effect, if any, of (i) applicable bankruptcy and other similar laws affecting the rights of creditors generally and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

3.9 Valid Issuance. All shares of Parent Common Stock that may be issued pursuant to this Agreement in connection with the Merger are duly authorized and, when issued in accordance with the terms hereof, will be validly issued, fully paid and nonassessable and will be free of any liens or encumbrances. The rights, preferences, privileges and restrictions of Parent Common Stock are as stated in Parent’s Certificate of Incorporation. The sale of Parent Common Stock pursuant hereto is not and will not be subject to any preemptive rights or rights of first refusal that have not been properly complied with or waived.

3.10 Litigation. Except as set forth on Section 3.8 of the Parent Disclosure Schedule, there is no action, suit, claim or proceeding of any nature pending, or to the Knowledge of Parent, threatened, against Parent, its properties (tangible or intangible) or any of its officers or directors, nor to the Knowledge of Parent is there any reasonable basis therefor. There is no investigation, audit, or other proceeding pending or, to the Knowledge of Parent, threatened, against Parent, any of its properties (tangible or intangible) or any of its officers or directors by or before any Governmental Authority, nor to the Knowledge of Parent is there any reasonable basis therefor. No Governmental Authority has at any time challenged or questioned the legal right of Parent to conduct its operations as presently or previously conducted or as presently contemplated to be conducted. There is no action, suit, claim or proceeding of any nature pending or, to the Knowledge of Parent, threatened, against any individual or entity who has a contractual right or a right pursuant to the DGCL to indemnification from Parent related to facts and circumstances existing prior to the Effective Time, nor are there, to the Knowledge of Parent, any facts or circumstances that would give rise to such an action, suit, claim or proceeding.

3.11 Financial Statements. Section 3.9 of the Parent Disclosure Schedule sets forth Parent’s (and its subsidiaries’) (i) consolidated audited balance sheets, statements of operations and statements of cash flows (collectively, the “Parent Financials”) as of December 31, 2013 and December 31, 2014 and (ii) unaudited balance sheets, statements of operations and statements of cash flows for the 9-month period ending on the Balance Sheet Date. The Parent Financials are true and correct in all material respects and have been prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated and consistent with each other. The Parent Financials accurately present the Company’s (and its subsidiaries’) financial condition, operating results and cash flows as of the dates and during the periods indicated therein.

3.12 Tax Matters

(a) Tax Returns and Audits.

(i) Parent and its subsidiaries have (a) prepared and timely filed all required income and other material Returns relating to any and all Taxes of Parent and its subsidiaries and such Returns are true and correct in all material respects and (b) paid all Taxes they are required to pay.

(ii) There is no Tax deficiency outstanding, assessed or proposed in writing against Parent or any of its subsidiaries, and neither Parent nor any of its subsidiaries has executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

(iii) No audit or other examination of any Return of Parent or any of its subsidiaries is presently in progress, nor has Parent been notified in writing of any request for such an audit or other examination. No adjustment relating to any Return filed by Parent or any of its subsidiaries has been proposed in writing by any Tax authority to Parent or any of its subsidiaries or any representative thereof, which adjustment has not been resolved. No written claim has ever been made by a taxing authority that Parent or any of its subsidiaries is or may be subject to taxation in a jurisdiction in which it does not file Tax Returns.

(iv) As of the date of the Current Financials, neither Parent nor any of its subsidiaries had liabilities for unpaid Taxes which had not been accrued or reserved on the Current Financials, whether asserted or unasserted, contingent or otherwise, and neither Parent nor any of its subsidiaries has incurred any liability for Taxes since the date of the Current Financials other than in the ordinary course of business, consistent with past practices.

(v) There are (and immediately following the Effective Time there will be) no Liens on the assets of Parent and its subsidiaries relating to or attributable to Taxes, other than Liens for Taxes not yet due and payable or that are being contested in good faith pursuant to appropriate proceedings and for which adequate reserves have been established.

(vi) As of the date hereof, neither Parent nor any of its subsidiaries has taken or agreed to take any action, nor does Parent or any of its subsidiaries have knowledge of any fact or circumstance that could reasonably be expected to prevent the Transaction from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

ARTICLE IV

CONDUCT PRIOR TO THE EFFECTIVE TIME

4.1 Conduct of Business of the Company. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement and the Effective Time, the Company agrees to conduct its business, except to the extent that Parent shall otherwise consent in writing, in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, to pay the debts and material Taxes of the Company and its subsidiaries when due, other than those Taxes that are being contested in good faith pursuant to appropriate proceedings (subject to Section 4.1(f) below), to pay or perform other obligations when due, and, to the extent consistent with such business, to preserve intact the present business organizations of the Company, use commercially reasonable efforts to keep available the services of the present officers and key employees of the Company and its subsidiaries and to preserve the relationships of the Company and its subsidiaries with customers, suppliers, distributors, licensors, licensees, and others having business dealings with them, all with the goal of preserving unimpaired the goodwill and ongoing businesses of the Company at the Effective Time. The Company shall promptly notify Parent of any event or occurrence or emergency not in the ordinary course of business of the Company and any material event involving the Company or any of its subsidiaries that arises during the period from the date of this Agreement and continuing until the earlier of the termination date of this Agreement or the Effective Time. In addition to the foregoing, except as expressly contemplated by this Agreement or required by applicable Law, and except as expressly set forth in Section 4.1 of the Disclosure Schedule, the Company shall not, and shall cause the subsidiaries of the Company not to, without the prior consent of Parent, from and after the date of this Agreement:

(a) cause or permit any amendments to the Charter Documents of the Company or any of its subsidiaries;

(b) incur any expenditures or enter into any commitment or transaction exceeding $25,000 in the aggregate or any commitment or transaction of the type described in Section 2.10 hereof (other than in the ordinary course of business consistent with past practice);

(c) pay, discharge, waive or satisfy, any indebtedness for borrowed money;

(d) except in the ordinary course of business consistent with past practice, pay, discharge, waive or satisfy, any third party expense in an amount in excess of $25,000 in the aggregate, or any other claim, liability, right or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than with respect to such other claim, liability right or obligation, the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in the Current Financials;

(e) adopt or change accounting methods or practices (including any change in depreciation or amortization policies) other than as required by GAAP;

(f) make or change any material Tax election, adopt or change any Tax accounting method, enter into any closing agreement with respect to Taxes, settle or compromise any Tax claim or assessment, consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment or file any material Tax Return or any amended Tax Return unless a copy of such Tax Return has been delivered to Parent for review a reasonable time prior to filing;

(g) revalue any of its assets (whether tangible or intangible), including writing down the value of inventory or writing off notes or Accounts Receivable other than in the ordinary course of business consistent with past practice;

(h) declare, set aside, or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any Company Capital Stock, or split, combine or reclassify any Company Capital Stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of Company Capital Stock, or repurchase, redeem or otherwise acquire, directly or indirectly, any shares of Company Capital Stock (or options, warrants or other rights exercisable therefor);

(i) increase the salary or other compensation (including equity based compensation whether payable in securities or cash or otherwise) payable or to become payable to any officer, director, employee, consultant or advisor, or make any declaration, payment or commitment or obligation of any kind for the payment (whether in cash, equity or otherwise) of a severance payment, termination payment, bonus or other additional salary or compensation to any such person, except payments made pursuant to written agreements outstanding on the date hereof and disclosed in the Disclosure Schedule;

(j) sell, lease, license or otherwise dispose of or grant any security interest in any of its properties or assets (whether tangible or intangible), including the sale of any Accounts Receivable, except in the ordinary course of business and consistent with past practices;

(k) make any loan to any Person or purchase debt securities of any Person or amend the terms of any outstanding loan agreement;

(l) incur any Indebtedness, guarantee any Indebtedness of any Person, issue or sell any debt securities, or guarantee any debt securities of any Person;

(m) waive or release any material right or claim of the Company, including any write-off or other compromise of any Accounts Receivable;

(n) commence or settle any lawsuit, threat of any lawsuit or proceeding or other investigation against the Company or any of its subsidiaries involving an amount in dispute greater than $10,000;

(o) issue, grant, deliver or sell or authorize or propose the issuance, grant, delivery or sale of, or purchase or propose the purchase of, any Company Capital Stock or any securities convertible into, exercisable or exchangeable for, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue or purchase any such shares or other convertible securities, except for the issuance of Company Capital Stock pursuant to the exercise of outstanding Company Options;

(p) (i) except standard end user licenses and software-as-a-service agreements entered into in the ordinary course of business, consistent with past practice, sell, lease, license or transfer to any Person any rights to any Company Intellectual Property or enter into any agreement or modify any existing agreement with respect to any Company Intellectual Property with any Person or with respect to any Intellectual Property Rights of any Person, (ii) purchase or license any Intellectual Property Rights or enter into any agreement or modify any existing agreement with respect to the Technology or Intellectual Property Rights of any Person, (iii) enter into any agreement or modify any existing agreement with respect to the development of any Technology or Intellectual Property Rights with a third party, or (iv) change pricing or royalties set or charged by the Company to its customers or licensees, or the pricing or royalties set or charged by persons who have licensed Technology or Intellectual Property Rights to the Company;

(q) enter into or amend any agreement pursuant to which any other party is granted marketing, distribution, development, manufacturing or similar rights of any type or scope with respect to any Company Product;

(r) enter into any agreement to purchase or sell any interest in real property, grant any security interest in any real property, enter into any lease, sublease, license or other occupancy agreement with respect to any real property or alter, amend, modify or terminate any of the terms of any Lease Agreements;

(s) amend or otherwise modify (or agree to do so), or violate the terms of, any of the Material Contracts;

(t) acquire or agree to acquire by merging or consolidating with, or by purchasing any assets or equity securities of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the business of the Company;

(u) adopt or amend any Company Employee Plan except as contemplated by this Agreement, enter into any employment contract, pay or agree to pay any bonus or special remuneration to any director or Employee, or increase or modify the salaries, wage rates, or other compensation (including any equity-based compensation) of its Employees except for (i) amendments required by Law or to conform any such Company Employee Plan or Employee Agreement to the requirements of any applicable Law, (ii) payments contemplated in this Agreement, and (iii) payments made pursuant to written agreements outstanding on the date hereof and disclosed in Section 4.1(u) of the Disclosure Schedule;

(v) enter into any strategic alliance, affiliate agreement or joint marketing arrangement or agreement;

(w) except as set forth in Section 4.1(w) of the Disclosure Schedule, hire, promote, demote or terminate any Employees, or encourage any Employees to resign from the Company or any of its subsidiaries;

(x) except in cooperation with Parent or in substantial compliance with guidelines provided by Parent, make any representations or issue any communications (including electronic communications) to Employees regarding any benefits of the transactions contemplated by this Agreement, including any representations regarding offers of employment from Parent or the terms thereof;

(y) alter, or enter into any commitment to alter, its interest in any corporation, association, joint venture, partnership or business entity in which the Company directly or indirectly holds any interest;

(z) cancel, amend or renew any insurance policy; or

(aa) take, or agree in writing or otherwise to take, any of the actions described in Sections 4.1 through 4.1(z) hereof, or any other action that would (i) prevent the Company from performing, or cause the Company not to perform, its covenants hereunder or (ii) cause or result in any of its representations and warranties contained herein being untrue or incorrect.

Parent acknowledges that any action taken with the written consent of Parent pursuant to this Section 4.1 and after written notification by the Company that such action will constitute a breach of a representation or warranty set forth in Article II, or that is disclosed in Section 4.1 of the Disclosure Schedule, in each case that causes any representation and warranty set forth in Article II, as modified by the Disclosure Schedule, to be inaccurate as of the Closing Date, shall be deemed to not be a breach of such representation or warranty, but only to the extent specifically set forth in the written notification provided by the Company.

4.2 No Solicitation. Until the earlier of (i) the Effective Time, or (ii) the date of termination of this Agreement pursuant to the provisions of Section 8.1 hereof, the Company shall not (nor shall the Company permit, as applicable, any of its officers, directors, employees, stockholders, agents, representatives or affiliates to), directly or indirectly, take any of the following actions with any party other than Parent and its designees: (a) solicit, encourage, seek, entertain, support, assist, initiate or participate in any inquiry, negotiations or discussions, or enter into any agreement, with respect to any offer or proposal to acquire all or any material part of the business, properties or technologies of the Company, or any amount of the Company Capital Stock (whether or not outstanding), whether by merger, purchase of assets, tender offer, license or otherwise, or effect any such transaction, (b) disclose any information not customarily disclosed to any person concerning the business, technologies or properties of the Company, or afford to any Person access to its properties, technologies, books or records, not customarily afforded such access, (c) assist or cooperate with any person to make any proposal to purchase all or any part of the Company Capital Stock or assets of the Company, or (d) enter into any agreement with any person providing for the acquisition of the Company (other than inventory in the ordinary course of business), whether by merger, purchase of assets, license, tender offer or otherwise. The Company shall immediately cease and cause to be terminated any such negotiations, discussion or agreements (other than with Parent) that are the subject matter of clause (a), (b), (c) or (d) above. In the event that the Company or any of the Company’s affiliates shall receive, prior to the Effective Time or the termination of this Agreement in accordance with Section 8.1 hereof, any offer, proposal, or request, directly or indirectly, of the type referenced in clause (a), (c), or (d) above, or any request for disclosure or access as referenced in clause (b) above, the Company shall immediately (x) suspend any discussions with such offeror or party with regard to such offers, proposals, or requests and (y) notify Parent thereof, including information as to the identity of the offeror or the party making any such offer or proposal and the specific terms of such offer or proposal, as the case may be, and such other information related thereto as Parent may reasonably request. The parties hereto agree that irreparable damage would occur in the event that the provisions of this Section 4.2 were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed by the parties hereto that Parent shall be entitled to seek an immediate injunction or injunctions, without the necessity of proving the inadequacy of money damages as a remedy and without the necessity of posting any bond or other security, to prevent breaches of the provisions of this Section 4.2 and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which Parent may be entitled at law or in equity. Without limiting the foregoing, it is understood that any violation of the restrictions set forth above by any officer, director, agent, representative or affiliate of the Company shall be deemed to be a breach of this Agreement by the Company.

4.3 Procedures for Requesting Parent Consent. If the Company desires to take an action which would be prohibited pursuant to Section 4.1 of this Agreement without the written consent of Parent, prior to taking such action the Company may request such written consent by sending an email or facsimile to both of the following individuals:

FilmOn

338 N Canon Drive, Third Floor Penthouse

Beverly Hills, CA 90210

Attention: Peter van Pruissen

and:

The Law Offices of Barry K. Rothman

1901 Avenue of the Stars

Suite 370

Los Angeles, CA 90067

Attention: Barry K. Rothman

ARTICLE V

ADDITIONAL AGREEMENTS

5.1 Information Statement; Stockholder Approval.

(a) As soon as practicable after the date hereof, the Company shall use its reasonable best efforts to obtain the Sufficient Stockholder Vote, either at a meeting of the Company’s Stockholders or pursuant to a written Stockholder consent, all in accordance with the

DGCL and the Charter Documents of the Company. In connection with such meeting of Stockholders or written Stockholder consent, the Company shall submit to the Stockholders the Soliciting Materials (as defined below), which shall (i) include a solicitation of the approval of the holders of the Company Capital Stock to this Agreement and the Merger, (ii) specify that adoption of this Agreement shall constitute approval by the Stockholders of this Agreement, the obligations of the Stockholders under this Agreement and the appointment of Peter Lee as Securityholder Representative, under and as defined in this Agreement, (iii) include a summary of the Transaction and this Agreement and the Related Agreements, and (iv) include a statement that appraisal rights are available for the Company Capital Stock pursuant to the DGCL. Any materials to be submitted to the Stockholders in connection with the solicitation of their approval of the Merger and this Agreement (the “Soliciting Materials”) shall be subject to review and approval by Parent prior to distribution, such approval not to be unreasonably withheld or delayed, and shall also include the unanimous recommendation of the Board of Directors of the Company in favor of the Merger, this Agreement, and the transactions contemplated hereby, and the conclusion of the Company’s Board of Directors that the terms and conditions of the Merger are fair and reasonable to the Stockholders.

(b) The Company shall seek to obtain the Sufficient Stockholder Vote to adopt this Agreement and approve the consummation of the Merger and the other transactions contemplated by this Agreement. The Company shall give Stockholders sufficient notice to the effect that no Stockholder will be able to exercise appraisal rights if such Stockholder has not perfected such appraisal rights in accordance with the DGCL.

5.2 Access to Information. The Company shall afford Parent and its accountants, counsel and other representatives, reasonable access during the period from the date hereof and prior to the Effective Time to (i) all of the properties, books, contracts, commitments and records of the Company and its subsidiaries, (ii) all other information concerning the business, properties and personnel (subject to restrictions imposed by applicable Law) of the Company as Parent may reasonably request, and (iii) all employees of the Company and its subsidiaries as identified by Parent. The Company agrees to provide to Parent and its accountants, counsel and other representatives copies of internal financial statements (including Tax Returns and supporting documentation) promptly upon reasonable request. No information or knowledge obtained in any investigation pursuant to this Section 5.2 or otherwise shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger in accordance with the terms and provisions hereof.

5.3 Confidentiality. Each of the parties hereto hereby agrees that the information obtained in any investigation pursuant to the negotiation and execution of this Agreement or the effectuation of the transactions contemplated hereby, shall be governed by the terms of that certain Non-disclosure Agreement by and between Parent and the Company, dated as of October 1, 2015 (the “Confidential Disclosure Agreement”). In this regard, the Company acknowledges that Parent’s common stock is or may be publicly traded and that any information obtained by Company regarding Parent could be considered to be material non-public information within the meaning of federal and state securities Laws. Accordingly, the Company acknowledges and agrees not to engage in any transactions in Parent’s common stock in violation of applicable insider trading Laws.

5.4 Expenses. Whether or not the Merger is consummated, all fees and expenses incurred in connection with the Merger including all legal, accounting, financial advisory, consulting, and all other fees and expenses of third parties (including any costs incurred to obtain consents, waivers or approvals as a result of the compliance with Section 5.6 hereof and the cost of the Tail Policy) incurred by a party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby, including, in the case of the Company and its subsidiaries, any bonuses or other change of control payments paid or to be paid to employees or consultants of the Company or any of its subsidiaries, if any (each, a “Third Party Expense,” and collectively, the “Third Party Expenses”), shall be the obligation of the respective party incurring such fees and expenses. At least three (3) Business Days prior to the Closing Date, the Company shall provide to Parent a statement (in a form reasonably satisfactory to Parent) that includes (i) estimated Third Party Expenses incurred or expected to be incurred by the Company and its subsidiaries and (ii) a complete and correct list of the obligees of all Company Debt outstanding as of such date, including the amount of all such Company Debt owed to each such obligee as of immediately prior to the Effective Time, specifying the principal, penalties, interest and premiums necessary to satisfy and discharge all obligations in respect thereof on the Closing Date (such statement, the “Statement of Expenses and Debt”). On the Closing Date, prior to the Closing, the Company shall pay to each party identified in the Statement of Expenses and Debt all Third Party Expenses or Company Debt owed to them. The amount of any Third Party Expenses and/or Company Debt that is not reflected on the Statement of Expenses and Debt (“Excess Third Party Expenses and/or Debt”) shall be subject to the indemnification provision of Section 7.2 hereof and shall not be limited by the Threshold Amount (as defined in Section 7.5(a) hereof) or the maximum amount of indemnification provided in Section 7.7.

5.5 Public Disclosure. Except as may be required to comply with the requirements of any applicable Law, neither the Company nor any of its Stockholders shall issue any press release or other public announcement relating to the subject matter of this Agreement or the transactions contemplated hereby without the prior approval (which approval will not be unreasonably withheld or delayed) of Parent.

5.6 Consents. The Company shall use reasonable best efforts to obtain all necessary consents, waivers and approvals of any parties to any Material Contract as are required thereunder in connection with the Merger or for any such Material Contracts to remain in full force and effect so as to preserve all rights of, and benefits to, the Company under such Material Contract from and after the Effective Time. In the event that, prior to the Effective Time, the other parties to any Material Contract, including lessor or licensor of any Leased Real Property, conditions its grant of a consent, waiver or approval (including by threatening to exercise a “recapture” or other termination right) upon the payment of a consent fee, “profit sharing” payment or other consideration, including increased rent payments or other payments under the Material Contract, the Company shall be responsible for making all payments required to obtain such consent, waiver or approval and such amounts shall be deemed Third Party Expenses under Section 5.4 hereof.

5.7 Financial Statements.

(a) The Company acknowledges that Parent may include the Financials in a registration statement or other filing made by Parent with the SEC.

(b) Prior to the Closing, the Company shall deliver, or cause to be delivered, to Parent, Financials, together with an unqualified opinion with respect thereto from an internationally recognized independent accounting firm, and such financial statements shall be deemed “Year-End Financials” under this Agreement. Within thirty (30) days following the last day of each fiscal quarter ending after March 31, 2016, the Company shall deliver, or cause to be delivered, to Parent, in form and substance reasonably satisfactory to Parent, the Company’s unaudited consolidated balance sheet as of the last day of such fiscal quarter and as of the last day of the corresponding fiscal quarter from the prior fiscal year, and the related consolidated unaudited statements of income, cashflow, and stockholders’ equity for the three (3) month periods then ended, and such quarterly financial statements shall be deemed “Interim Financials” under this Agreement. The Company, prior to the Effective Time, and the Securityholder Representative, on or after the Effective Time, shall, if requested by Parent, reasonably cooperate with Parent in causing the Company’s auditors to deliver, and shall use commercially reasonable efforts to take such other actions as are necessary to enable the Company’s auditors to deliver, any opinions, consents, comfort letters, or other materials necessary for Parent to file the Financials in a registration statement or other filing made by Parent with the SEC or to comply with the reasonable request of an underwriter in connection with a public offering of Parent’s securities. Parent shall be entitled to include the information contained in the Financials in a registration statement or other filing made by Parent with the SEC if such registration statement or other filing is required in connection with Parent satisfying its reporting obligations under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(c) The Financials, when delivered, will (i) have been derived from the books and records of the Company, (ii) be true and correct in all material respects and (iii) fairly present the consolidated financial position, results of operations and cash flows of the Company at the dates and for the periods indicated in accordance with GAAP and Regulation S-X promulgated under the Exchange Act, except as indicated in the footnotes thereto.

5.8 Additional Documents and Further Assurances; Reasonable Efforts.

(a) Each party hereto, at the request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of the Merger and the transactions contemplated hereby.

(b) Subject to the terms and conditions provided in this Agreement, each of the parties hereto shall use commercially reasonable efforts to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable Laws and regulations to consummate and make effective the transactions contemplated hereby, to satisfy the conditions to the obligations to consummate the Merger, to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement.

5.9 Tax Matters.

(a) Preparation of Returns for Pre-Closing Tax Periods. Parent shall prepare and timely file, or cause to be prepared and timely filed, all Returns for the Company and its subsidiaries required to be filed after the Closing Date, and shall timely remit, or cause to be remitted, to the appropriate Governmental Authority all Taxes reflected on such Returns, subject to Parent’s right to indemnification pursuant to Section 7.2(e). To the extent such Returns include any Pre-Closing Tax Period, such Returns shall be (i) prepared in accordance with applicable Law and consistent with the past practices of the Company and its subsidiaries in all material respects, except to the extent necessary in Parent’s reasonable judgment to avoid the imposition of penalties, and (ii) delivered to the Securityholder Representative at least thirty (30) days prior to the due date (or if less than 30 (thirty) days remain before filing is due, one third (%) of the days remaining between Closing and the filing due date to the extent feasible) for the Securityholder Representative’s review and approval (not to be unreasonably withheld, conditioned or delayed). To the extent permitted by applicable Law, Parent shall, or shall cause the Company to, report all Deductions on the income Tax Returns of the Company for the taxable period that includes the Closing Date.

(b) No Amended Returns. Parent shall not, and shall not cause or permit the Company or its subsidiaries to, amend any previously filed Return of the Company or any of its subsidiaries for any PreClosing Tax Period (including a Straddle Tax Period) without the prior written consent of the Securityholder Representative, which shall not be unreasonably withheld, conditioned or delayed.

(c) Cooperation. Parent and the Securityholder Representative, on behalf of the Holdback Participants, shall cooperate, as and to the extent reasonably requested by the other party, in connection with (i) the filing of any Returns of or with respect to the Company, its subsidiaries or their respective operations, and (ii) any audit, examination, voluntary disclosure or other administrative or judicial proceeding, contest, assessment, notice of deficiency, or other adjustment or proposed adjustment with respect to Taxes of the Company, its subsidiaries or their respective operations (a “Tax Contest”). Such cooperation shall include taking all commercially reasonable and legally permissible actions to minimize the amount of any applicable Tax, obtaining and providing appropriate forms, retaining and providing records and information that are reasonably relevant to any such Return or Tax Contest, and making employees available on a mutually convenient basis to provide additional information and explanation of any materials provided hereunder. Notwithstanding anything in this agreement to the contrary (including Section 7.4(e)), this Section 5.10(c) controls all Tax Contests. After the Closing Date, Parent shall notify the Securityholder Representative within ten (10) days after the receipt or commencement of any notice of a Tax Contest that, if determined adversely to the taxpayer or after the lapse of time would be grounds for a claim for indemnity pursuant to Section 7.2(e) hereof. Thereafter, Parent shall promptly deliver to the Securityholder Representative copies of all relevant notices and documents (including court papers) received by

Parent or any of its Affiliates in connection with such Tax Contest. Parent shall have the right to control the conduct of any Tax Contest relating to any PreClosing Tax Period; provided, that, the Securityholder Representative shall have the right to participate, at its own expense, in any such Tax Contest, and Parent shall not settle any such Tax Contest without the prior written consent of the Securityholder Representative, such consent not to be unreasonably withheld, delayed or conditioned.

(d) Tax Sharing Agreements. In Parent’s sole discretion, any Tax Sharing Agreement to which the Company or any of its subsidiaries is a party or by which it is bound shall be terminated as of the Closing Date, and none of the Company or its subsidiaries shall have any liability or obligation pursuant thereto.

(e) Indemnity. For the avoidance of doubt, the Holdback Participants, Optionholders and Bonus Recipients shall not be responsible for (and shall not have any indemnification obligations hereunder with respect to) any Taxes of the Company or any of its subsidiaries that are attributable to a taxable period (or portion thereof) beginning after the Closing Date.

(f) Refunds. Any Tax Refunds that are received by Parent, the Surviving Corporation or any of their subsidiaries or Affiliates shall be for the account of the Holdback Participants. Parent shall, if the Securityholder Representative so requests, cause the relevant entity to file for and obtain any such Tax Refunds to which the Holdback Participants are entitled hereunder. Parent shall forward to the Securityholder Representative for the benefit of the Holdback Participants any such Tax Refund within ten (10) calendar days after the Tax Refund is received, either pursuant to a cash payment or through the reduction of a Tax liability.

(g) Reorganization. Notwithstanding anything herein to the contrary, each party to this Agreement hereby acknowledges and agrees that such party will use its reasonable best efforts to cause the Transaction to be treated as, and will use its reasonable best efforts not to, and not to permit or cause any of its subsidiaries to, take any action that could reasonably be expected to prevent or impede the Transaction from being treated as, a reorganization within the meaning of Section 368(a) of the Code.

5.10 Notification of Certain Matters. Each of the Company on the one hand, and Parent on the other hand, shall give prompt notice to the other of: (a) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which is likely to cause any representation or warranty of such party contained in this Agreement to be untrue or inaccurate at or prior to the Effective Time (as though given on or as of the Effective Time), and (b) any failure of such party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.10 shall not (i) limit or otherwise affect any remedies available to the party receiving such notice or (ii) constitute an acknowledgment or admission of a breach of this Agreement. No disclosure by a party pursuant to this Section 5.10 shall be deemed to amend or supplement the Disclosure Schedule or prevent or cure any misrepresentations, breach of warranty or breach of covenant.

5.11 Indemnification of Officers and Directors.

(a) From the Effective Time until the sixth anniversary of the date on which the Effective Time occurs, all rights to indemnification by the Company existing in favor of those Persons who are directors and officers of the Company as of the date of this Agreement (the “D&O Indemnified Persons”) for their acts and omissions occurring prior to the Effective Time, as provided in the certificate of incorporation and bylaws of the Company and as provided in the indemnification agreements between the Company and certain of said D&O Indemnified Persons made available to Parent shall survive the Merger and shall be observed by the Surviving Corporation to the fullest extent available under Delaware Law.

(b) Prior to the Closing, the Company shall purchase an extended reporting period endorsement under the Company’s existing directors’ and officers’ liability insurance policy in effect on the date of this Agreement (the “Current Policy”) for the D&O Indemnified Persons (the “Tail Policy”). The Company shall be responsible for the cost of the Tail Policy and such amount shall be deemed a Third Party Expense under Section 5.4 hereof. The Tail Policy purchased by the Company shall provide the D&O Indemnified Persons with coverage for six (6) years from and after the Effective Time with respect to acts or omissions occurring at or prior to the Effective Time and shall contain terms and coverage amounts at least as favorable as the terms and coverage amounts of the Current Policy. For the period of six (6) years from and after the Effective Time, the Surviving Corporation shall not cancel or amend the Tail Policy.

5.12 Restricted Securities. The parties hereto acknowledge and agree that the shares of Parent Common Stock issuable to the Stockholders and the Optionholders pursuant to this Agreement shall constitute “restricted securities” within the Exchange Act.

5.13 Blue Sky Laws. Each of Parent and the Company shall take such actions reasonably required on their part to ensure that the issuance of shares of Parent Common Stock pursuant to this Agreement shall be in compliance with the securities and blue sky Laws of all jurisdictions applicable to the issuance of Parent Common Stock in connection with the Merger.

5.14 Nonaccredited Holdback Participants. Prior to the Effective Time, the Company shall not take any action that would cause the number of Holdback Participants who are not “accredited investors” pursuant to Regulation D promulgated under the Exchange Act to increase to more than thirty-five (35).

5.15 Employee Benefits Matters.

(a) To the extent that service is relevant for purposes of eligibility, vesting, and entitlement to any vacation or paid time off benefit under any employee benefit plan, program or arrangement established or maintained by Parent or the Surviving Corporation following the Closing Date for the benefit of Employees, such plan, program or arrangement shall credit such Employees for service on and prior to the Closing Date to the same extent such service was recognized by the Company for the same purpose under the corresponding Company Employee Plans, except as would cause a duplication of benefits or coverage for the same period of service. In addition, for the plan year in which the Closing occurs, with respect to any group health plan established or maintained by Parent or the Surviving Corporation following the

Closing Date for the benefit of Employees, Parent agrees to use commercially reasonable efforts to: (i) waive any pre-existing condition exclusion; and (ii) provide that any covered expenses incurred on or before the Closing Date by any Employee or by a covered dependent shall be taken into account for purposes of satisfying applicable deductible, coinsurance, and maximum out-of-pocket provisions after the Closing Date.

(b) From and after the Closing Date, Parent shall, and shall cause the Surviving Corporation to, honor in accordance with their terms all severance, retention, change in control and similar arrangements between the Company and the Employees in effect prior to the Closing Date. Parent and the Company intend and agree that the transactions contemplated by this Agreement shall not constitute a separation, termination or severance of employment of any Company employee.

(c) Notwithstanding the foregoing, nothing in this Section 5.15 shall (i) confer upon any Employee or any other Person not a party to this Agreement any right or remedy (including any third-party beneficiary right) under this Section 5.15 or this Agreement; (ii) confer upon any Employee or any other Person not a party to this Agreement any right with respect to continuance of employment or any term or condition of employment) by the Company, Parent, the Surviving Corporation or their respective Affiliates; or (iii) be deemed to amend, terminate or modify any Company Employee Plan or any other benefit or compensation plan, program, agreement, arrangement, practice or policy of the Company, Parent, the Surviving Corporation or their respective Affiliates.

5.16 Assumption of Company Debt. Parent shall on or prior to Closing have assumed the Company Debt listed on Schedule 5.17 hereto. Parent agrees to repay such debt upon the earlier of (i) one year from the Closing date, (ii) a Parent change of control transaction or (iii) the consummation of an IPO of the Parent.

5.17 Parent Bonus Plan. Parent shall, on or prior to the Closing, implement a bonus plan (the “Bonus Plan”) pursuant to which bonuses in the form of restricted stock units covering a number of shares of Parent Common Stock equal to the Bonus Shares shall be granted to Key Employees. Bonuses under the Bonus Plan shall be allocated among the Key Employees as mutually agreed between the chief executive officer of the Parent and the chief executive officer of the Company. The Bonus Plan will provide that (i) bonuses will vest one year following Closing, provided that the Key Employee remains employed by Parent or its affiliates, except that the bonuses will fully vest in the event of a termination of a Key Employee’s employment without Cause; (ii) bonuses, to the extent vested, shall be settled in shares of Parent Common Stock on the one year anniversary of the Closing; and (iii) any bonus that is forfeited as a result of not vesting may be reallocated among the Key Employees within one year following Closing by mutual agreement between the chief executive officer of the Parent and the chief executive officer of the Company. The number of shares of Parent Common Stock covered by the bonuses will be subject to adjustment, equal to the Pro Rata Portion of each Bonus Recipient, in conjunction with any issuance of any additional shares of Parent Common Stock pursuant to Section 1.13 above (mutatis mutandis), in connection with an IPO of the Parent. The provisions of this Section 5.17 are included for the sole benefit of the respective parties hereto and shall not create any right in any other Person, including any Key Employee or any other employee or former employee of the Company.

ARTICLE VI

CONDITIONS TO THE MERGER

6.1 Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of the Company and Parent to effect the Merger shall be subject to the satisfaction, at or prior to the Effective Time, of the following conditions:

(a) No Order. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger.

(b) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be threatened or pending.

(c) Stockholder Approval. Stockholders constituting the Sufficient Stockholder Vote shall have approved this Agreement, the Merger and the transactions contemplated hereby, including the appointment of the Securityholder Representative.

6.2 Conditions to the Obligations of Parent and Sub. The obligations of Parent and Sub to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by Parent and Sub:

(a) Representations, Warranties and Covenants. (i) Each of the representations and warranties of the Company in this Agreement shall be true and correct in all material respects (except for any portion of those representations and warranties that are qualified by materiality, Company Material Adverse Effect or any similar standard or qualification, which portion shall be true and correct in all respects) on and as of the date of this Agreement and as of the Effective Time as though made on and as of the Effective Time (except to the extent expressly made as of a specified date, in which case as of such date), and (ii) the Company shall have performed and complied in all material respects with all covenants and obligations under this Agreement required to be performed and complied with by it as of the Closing.

(b) Governmental Approval. Approvals from any court, administrative agency, commission, or other federal, state, county, local or other foreign governmental authority, instrumentality, agency, or commission (if any) deemed appropriate or necessary by Parent shall have been timely obtained.

(c) Company Board Approval. This Agreement, the Merger and the transactions contemplated hereby shall have been unanimously approved by the Board of Directors of the Company, which unanimous approval shall not have been modified or revoked.

(d) Third Party Consents. The Company shall have delivered to Parent all necessary consents, waivers and approvals, if any, of parties to any Material Contract which are being sought pursuant to Section 2.5(b) hereof.

(e) Release of Liens. Parent shall have received from the Company a duly and validly executed copy of all agreements, instruments, certificates and other documents, in form and substance reasonably satisfactory to Parent, that are necessary or appropriate to evidence the release of all Liens, if any, identified in Schedule 6.2(e) to this Agreement.

(f) No Material Adverse Effect. There shall not have occurred any event or condition of any character that has had, or is reasonably likely to have, a Company Material Adverse Effect since the date of this Agreement.

(g) Resignation of Officers and Directors. Parent shall have received a written resignation from each of the officers and directors of the Company and its subsidiaries effective as of the Effective Time.

(h) Appraisal Rights. The holders of no greater than ten percent (10%) of the outstanding Company Capital Stock shall continue to have a right to exercise appraisal, dissenters’ or similar rights under applicable Law with respect to such equity securities of the Company by virtue of the Merger.

(i) Certificate of the Company. The Company shall deliver to Parent a true and correct certificate, validly executed by the Chief Executive Officer of the Company for and on the Company’s behalf, which (i) represents that the conditions to the obligations of Parent and Sub set forth in this Section 6.2 have been satisfied in full (unless otherwise waived in accordance with the terms hereof), and (ii) sets forth the Company Debt as of immediately prior to the Effective Time.

(j) Certificate of Secretary of Company. Parent shall have received a certificate, validly executed by the Secretary of the Company, certifying (i) as to the terms and effectiveness of the Charter Documents, (ii) as to the valid adoption of resolutions of the Board of Directors of the Company (whereby the Merger and the transactions contemplated hereunder were unanimously approved by the Board of Directors) and (iii) that the Stockholders constituting the Sufficient Stockholder Vote have approved this Agreement and the consummation of the transactions contemplated hereby.

(k) Certificates of Good Standing. Parent shall have received a long form certificate of good standing from the Secretary of State of the State of Delaware, and (ii) a good standing certificate from each jurisdiction in which the Company or any of its subsidiaries is qualified to do business, each of which to be dated within a reasonable period prior to Closing with respect to the Company and such subsidiaries.

(l) FIRPTA Certificate. Parent shall have received a copy of a properly executed statement in a form reasonably acceptable to Parent for purposes of satisfying Parent’s obligations under Treasury Regulation Section 1.1445-2(c)(3), validly executed by a duly authorized officer of the Company.

(m) Employees. The persons listed on Schedule 6.2(m) to this Agreement (the “Key Employees”) (i) shall still be employees of the Company and performing their usual and customary duties for the Company immediately before the Effective Time, (ii) shall not have notified (whether formally or informally) Parent or the Company of such employee’s intention of leaving the employ of Parent or the Company following the Effective Time and (iv) shall have signed a PIIAA.

(n) Litigation. There shall be no action, suit, claim, order, injunction or proceeding of any nature pending, or overtly threatened, against Parent, the Sub or the Company, their respective properties or any of their respective officers or directors arising out of, or in any way connected with, the Merger or the other transactions contemplated by the terms of this Agreement.

(o) Termination of Agreements. Parent shall have received from the Company a duly and validly executed copy of all agreements, instruments, certificates and other documents, in form and substance reasonably satisfactory to Parent, that are necessary or appropriate to evidence the termination of the agreements set forth in Schedule 6.2(o) to this Agreement.

(p) Amendment of Agreements. Parent shall have received from the Company a duly and validly executed copy of all agreements, instruments, certificates and other documents, in form and substance reasonably satisfactory to Parent, that are necessary or appropriate to evidence the amendment of the agreements set forth in Schedule 6.2(p) to this Agreement.

(q) Joinder Agreements. Parent shall have received a Joinder Agreement in substantially the form attached hereto as Exhibit E executed by a sufficient number of Company Securityholders such that holders of at least 90% of the shares of Company Common Stock that are issued and outstanding immediately prior to the Effective Time (or issuable upon the conversion of Company Preferred Stock) have executed a Joinder Agreement.

(r) Financials. Parent shall have received the Financials in form and substance acceptable to Parent, including an unqualified opinion by the Company’s independent auditors.

(s) Investment Representation Letters. Parent shall have received an Investment Representation Letter and Lock-Up Agreement in the form attached hereto as Exhibit F (each, an “Investment Representation and Lock-Up Agreement”) executed by certain of the Stockholders and Optionholders that will be entitled to receive shares of Parent Common Stock pursuant to this Agreement, and such Investment Representation Letter and Lock-Up Agreements shall continue to be in full force and effect and no action shall have been taken by any such individual to rescind such Investment Representation Letter and Lock-Up Agreements.

6.3 Conditions to Obligations of the Company. The obligations of the Company and each of the Stockholders to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

(a) Representations, Warranties and Covenants. (i) Each of the representations and warranties of Parent and Sub in this Agreement shall be true and correct in all material respects (except for any portion of those representations and warranties that are qualified by materiality, Parent Material Adverse Effect or any similar standard or qualification, which portion shall be true and correct in all respects) on and as of the date of this Agreement and as of the Effective Time as though made on and as of the Effective Time (except to the extent expressly made as of a specified date, in which case as of such date), and (ii) each of Parent and Sub shall have performed and complied in all material respects with all covenants and obligations under this Agreement required to be performed and complied with by such parties as of the Closing.

(b) Certificate of Parent. Company shall have received a certificate, validly executed on behalf of Parent by Peter van Pruissen, Chief Financial Officer of the Parent, for and on its behalf to the effect that, as of the Closing the conditions set forth in Section 6.3 hereof have been satisfied.

(c) Certificate of Secretary of Parent. The Company shall have received a certificate, validly executed by the Secretary of Parent, certifying (i) as to the terms and effectiveness of its Charter Documents, (ii) as to the valid adoption of resolutions of the Board of Directors of Parent (whereby the Merger and the transactions contemplated hereunder were unanimously approved by the Board of Directors of Parent) and (iii) that the Stockholders holding requisite shares of capital stock of Parent have approved this Agreement and the consummation of the transactions contemplated hereby.

(d) Delivery of Merger Consideration. Parent shall have paid and delivered the amount of Merger Consideration required to be paid and delivered to the Stockholders, Optionholders and Bonus Recipients at the Closing.

ARTICLE VII

SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS

7.1 Survival of Representations, Warranties and Covenants. All representations, warranties, agreements, covenants and obligations herein or in the Related Agreements, the Disclosure Schedule or any Exhibit to this Agreement or a Related Agreement or any agreement, instrument, certificate or document specifically required to be delivered under this Agreement or a Related Agreement by any party incident to the transactions contemplated hereby or thereby are material and shall be deemed to have been relied upon by the parties receiving the same. The representations and warranties of the Company contained in this Agreement, the Related Agreements or in any certificate or other instruments delivered pursuant to this Agreement or the Related Agreements, shall survive until 11:59 p.m. California time on the twelve (12) month anniversary of the Closing Date (the “Expiration Date”), other than (a) the representations and warranties of the Company contained in Sections 2.1 (Organization of the Company), 2.1 (Company Capital Structure), 2.3 (Authority) and Section 2.11 (Tax Matters) hereof

(together, the “Fundamental Representations”), which shall survive until the expiration of the statute of limitations applicable to the subject matter thereof and (b) the representations and warranties of the Company contained in Section 2.29 (Website Traffic), which shall survive until thirty (30) days after the Closing Date. The date until which any representation or warranty survives shall be referred to as the “Survival Date” for such representation or warranty. Notwithstanding anything in this Section 7.1 to the contrary, (i) if, at any time prior to 11:59 p.m. California time on the applicable Survival Date, an Officer’s Certificate (as defined in Section 7.5(b)) is delivered alleging Losses and a claim for recovery under Section 7.5(b), then the claim asserted in such notice shall survive the applicable Survival Date until such claim is fully and finally resolved and (ii) claims relating to fraud, intentional misrepresentation or willful breach shall survive indefinitely. The representations and warranties of Parent and Sub contained in this Agreement, or in any certificate or other instrument delivered pursuant to this Agreement, shall terminate at the Closing. All covenants and agreements contained in this Agreement, the Related Agreements or in any certificate or other writing delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the Closing and shall continue to remain in full force and effect in perpetuity after the Closing Date, unless they terminate earlier in accordance with their express terms. The indemnity in Section 7.2(e) shall survive until the expiration of the statute of limitations applicable to the subject matter thereof.

7.2 Indemnification by Holdback Participants, Optionholders and Bonus Recipients. Each of the Holdback Participants, Optionholders and Bonus Recipients shall, severally and not jointly, indemnify and hold Parent and its officers, directors, and affiliates, including the Surviving Corporation (the “Parent Indemnified Parties”), harmless against all claims, losses, liabilities, damages, deficiencies, costs and expenses, including reasonable accounting and auditors’ fees, attorneys’ fees and expenses of investigation and defense, interest, fines, penalties and diminution in value (hereinafter individually a “Loss” and collectively “Losses”) paid, incurred, sustained or properly accrued by the Parent Indemnified Parties, or any of them (including the Surviving Corporation), directly or indirectly, as a result of, with respect to or in connection with any breach or inaccuracy of any representation or warranty of the Company contained in this Agreement, the Related Agreements or in any certificate or other instruments delivered by or on behalf of the Company pursuant to this Agreement or the Related Agreements, (b) any failure by the Company to perform, fulfill or comply with any covenant or obligation applicable to it contained in this Agreement, the Related Agreements or in any certificate or other instruments delivered pursuant to this Agreement or the Related Agreements, (c) any Excess Third Party Expenses and/or Debt, (d) any Dissenting Share Payments, (e) Pre-Closing Taxes, or (f) any claim of breach of fiduciary duties in connection with the transactions contemplated by this Agreement or any Related Agreement. The Holdback Participants, Optionholders and Bonus Recipients shall not have any right of contribution, indemnification or right of advancement from the Surviving Corporation or Parent with respect to any Loss claimed by an Indemnified Party. In connection with any exercise by any Indemnified Party of its indemnification rights under this Article VII, it shall be entitled to make all claims for indemnification through, and deal exclusively with, the Securityholder Representative. Materiality, Material Adverse Effect or similar qualifications in any representation, warranty, covenant or agreement shall only be taken into account in determining whether a breach of or default in connection with such representation, warranty, covenant or agreement exists, and shall not be taken into account in determining the amount of any Losses with respect to any such breach of or default in connection with such representation, warranty, covenant or agreement.

7.3 Indemnification by Parent. Subject to the provisions of this Article VII, Parent hereby agrees, from and after the Closing, to indemnify, defend and hold the Holdback Participants, Optionholders and Bonus Recipients and their respective directors, officers and affiliates (collectively the “Seller Indemnified Parties”) against, and pay to the applicable Seller Indemnified Parties the amount of, any Losses arising from: the inaccuracy in or breach when made of any representations or warranties made by Parent in this Agreement and the non-fulfillment or breach of any covenant on the part of Parent.

7.4 Holdback Arrangement.

(a) Holdback Fund. Promptly after the Effective Time, Parent shall withhold from the Merger Consideration a number of shares of Parent Common Stock equal to the Initial Holdback Share Number. Such holdback fund (the “Holdback Fund”) shall be governed solely by the terms set forth herein. The Holdback Fund shall be partial security for the indemnity obligations provided for in this Article VII Section 7.2 hereof and for any claims by an Indemnified Party arising out of this Agreement or the Related Agreements and the transactions contemplated herein and therein, and the Holdback Fund shall be available to compensate the Parent Indemnified Parties for any claims by such parties for any Losses paid, suffered, incurred or properly accrued by them and for which they are entitled to recovery. Interests in the Holdback Fund shall be nontransferable. No shares of Parent Common Stock held in the Holdback Fund or any beneficial interest therein may be pledged, sold, assigned or transferred, including by operation of law, by any Holdback Participant or be taken or reached by any legal or equitable process in satisfaction of any debt or other liability of any such Holdback Participant, prior to the delivery to such Holdback Participant of such Holdback Participant’s portion of the Holdback Fund as provided herein. Except for dividends paid in stock declared with respect to the shares of Parent Common Stock held in the Holdback Fund, any cash dividends, dividends payable in securities or other distributions of any kind made in respect of the shares of Parent Common Stock held in the Holdback Fund shall become and be deemed to be part of the Holdback Fund. Each Holdback Participant will have voting rights with respect to the shares of Parent Common Stock held in the Holdback Fund with respect to such Holdback Participant so long as such shares are held in the Holdback Fund. Except as set forth herein, while the shares of Parent Common Stock held in the Holdback Fund remain in Parent’s possession pursuant to this Agreement, the Holdback Participants will retain and will be able to exercise all other incidents of ownership of such shares. Parent is hereby granted the power to effect any transfer of shares of Parent Common Stock that comprises part of the Holdback Fund and that is contemplated by or in accordance with this Agreement, subject to the terms and conditions set forth in this Agreement. For the purpose of compensating the Parent Indemnified Parties for their Losses pursuant to and in accordance with this Article VII, shares of Parent Common Stock in the Holdback Fund shall be valued on a per share basis at the Holdback Per Share (Cash) Value. Any Losses satisfied out of the Holdback Fund shall be borne proportionally by the Holdback Participants in proportion to each such Holdback Participant’s Pro Rata Portion.

(b) Holdback Period; Distribution upon Termination of Holdback Period. Subject to the other provisions set forth in this Article VII, the Holdback Fund shall be in existence immediately following the Effective Time and shall terminate, (i) with respect to 50% of the Holdback Fund, at 11:59 p.m. California time on the date that is the six (6)-month anniversary of the Closing Date, and (ii) with respect to the other 50% of the Holdback Fund, at

11:59 p.m. California time on the Expiration Date (the “Holdback Period”); provided, however, that the Holdback Period shall not terminate with respect to any amount which, in the reasonable judgment of Parent, is or may be necessary to satisfy any unsatisfied claims specified in any Officer’s Certificate delivered to Parent and the Securityholder Representative prior to 11:59 p.m. California time on the Expiration Date. As soon as Parent receives written notice that any such claims have been resolved in accordance with Section 7.5(d), Parent shall deliver the remaining portion of the Holdback Fund not required to satisfy such claims to the Holdback Participants pursuant to Section 1.6 hereof.

7.5 Indemnification Claims.

(a) Threshold Amount. Notwithstanding any provision of this Agreement to the contrary, except as set forth in the second sentence of this Section 7.5(a), an Indemnified Party may not recover any Losses under clause (a) of Section 7.2 unless and until one or more Officer’s Certificates (as defined below) identifying Losses under Section 7.2 in excess of $100,000 in the aggregate (the “Threshold Amount”) has or have been delivered to the Securityholder Representative and Parent as provided in Section 7.5(b) hereof, in which case the Parent Indemnified Parties shall be entitled to recover all Losses in excess of the Threshold Amount. Notwithstanding the foregoing, an Indemnified Party shall be entitled to recover for, and the Threshold Amount shall not apply as a threshold to, any and all claims or payments made with respect to Losses (i) incurred pursuant to clauses (b), (c), (d), (e), and (f) of Section 7.2, (ii) resulting from any breach of a representation or warranty contained in any Fundamental Representation, or (iii) related to any fraud, intentional misrepresentation or willful breach.

(b) Claims for Indemnification.

(i) In order to seek indemnification under Section 7.2(a), Parent shall deliver an Officer’s Certificate to be received by the Securityholder Representative and, if such claim involves a claim against the Holdback Fund, Parent at any time on or before 11:59 p.m. California time on the Expiration Date; provided, however, Parent may seek indemnification for a breach or inaccuracy of a representation and warranty of the Company contained in (1) any Fundamental Representation following the Expiration Date by delivering an Officer’s Certificate to the Securityholder Representative on or before the expiration of the applicable Survival Date. In addition, the Parent Indemnified Parties may seek indemnification for or with respect to the matters set forth in clauses (b), (c), (d), (e), and (f) of Section 7.2 or for Losses related to any fraud, intentional misrepresentation or willful breach by delivering an Officer’s Certificate to the Securityholder Representative on or before the expiration of the applicable Survival Date. Unless the Securityholder Representative shall have delivered an Objection Notice pursuant to Section 7.5(c) hereof, Parent shall be indemnified by the Holdback Participants, Optionholders and Bonus Recipients for an amount equal to the Loss set forth in such Officer’s Certificate. For the purposes hereof, “Officer’s Certificate” shall mean a certificate signed by any officer of Parent: (x) stating that an Indemnified Party has paid, sustained, incurred, or properly accrued, or reasonably anticipates that it will have to pay, sustain, incur, or accrue Losses, and (y) specifying in reasonable detail the individual items of Losses included in the amount so stated, the date each such item was paid, sustained, incurred, or properly accrued, or the basis for such anticipated liability, and the nature of the misrepresentation, breach of warranty or covenant or other indemnity to which such item is related, but in each case only to the extent such information is reasonably available to Parent as of the date of such Officer’s Certificate.

(ii) If Parent shall deliver an Officer’s Certificate specifying Losses in excess of the then available Holdback Fund (such Losses, the “Excess Losses”), such Excess Losses may be satisfied, in Parent’s sole discretion, out of any Shares of Parent Common Stock issuable after the Closing pursuant to Section 1.13 hereof (if any, “Future Payments”); provided that Parent may not reduce Future Payments (if any) for such Excess Losses unless and until any of the following: (i) the Holdback Fund has been exhausted as a result of prior Losses incurred by Parent Indemnified Parties or (ii) the Holdback Fund has been distributed to Holdback Participant following the Expiration Date in accordance with this Section 7.4.

(c) Objections to Claims for Indemnification. No payment shall be made under Section 7.5(b) if the Securityholder Representative shall object to the claim made in the Officer’s Certificate in a written statement labeled “Objection Notice” (an “Objection Notice”), and such Objection Notice shall have been received by Parent and Parent prior to 11:59 p.m. California time on the thirtieth (30th) day after its receipt of the Officer’s Certificate. If the Securityholder Representative does not object in writing within such 30-day period, such failure to so object shall be an irrevocable acknowledgment by the Securityholder Representative that the Indemnified Party is entitled to the full amount of the claim for Losses set forth in such Officer’s Certificate, and payment in respect of such Losses shall thereafter be made in accordance with Section 7.5(b).

(d) Resolution of Conflicts.

(i) In case the Securityholder Representative delivers an Objection Notice in accordance with Section 7.5(c), the Securityholder Representative and Parent shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. If the Securityholder Representative and Parent should so agree, and such claim involves a claim against the Holdback Fund, a memorandum setting forth such agreement shall be prepared and signed by both parties and furnished to Parent. The Parent shall be entitled to rely on any such memorandum and make distributions from the Holdback Fund in accordance with the terms thereof.

(ii) At any time following delivery of an Objection Notice by the Securityholder Representative to Parent or in the event of any dispute arising pursuant to this Article VII, either Parent, on the one hand, or the Securityholder Representative, on the other hand, may pursue any and all legal or equitable remedies available to them under applicable Law.

(e) Third-Party Claims. In the event Parent becomes aware of a third party claim (a “Third Party Claim”) that Parent reasonably believes may result in a demand for indemnification pursuant to this Article VII, Parent shall notify the Securityholder Representative in writing of such claim. If the Third Party Claim may result in a claim against the Holdback Fund, the Securityholder Representative, on behalf of the Holdback Participants, Optionholders and Bonus Recipients, shall be entitled, at its expense, to participate in, but not to determine or conduct, the defense of such Third Party Claim; provided, however, that the

Holdback Participants, Optionholders and Bonus Recipients agree and consent, as a condition of such entitlement of participation, that Parent’s legal counsel in the Third Party Claim shall not be precluded from representing Parent as against the Holdback Participants, Optionholders and Bonus Recipients in the event that the Holdback Participants, Optionholders and Bonus Recipients dispute the fact or amount of Parent’s claim of a Loss related to such matter. Parent shall have the right in its sole discretion to conduct the defense of, and to settle, any such claim; provided, that, Parent shall not consent to an entry of any judgment or enter into any settlement with respect to the Third-Party Claim without the prior written consent of the Securityholder Representative (which consent is not to be unreasonably withheld, conditioned or delayed).

7.6 Securityholder Representative.

(a) By virtue of the approval of the Merger and this Agreement by the requisite vote of the Stockholders, each of the Stockholders shall be deemed to have agreed to appoint Peter Lee as its agent and attorney-in-fact, as the Securityholder Representative for and on behalf of the Holdback Participants, Optionholders and Bonus Recipients to take all actions under this Agreement that are to be taken by the Securityholder Representative, including to amend this Agreement, to waive any provision of this Agreement, to negotiate payments due pursuant to this Article VII, to give and receive notices and communications, to authorize payment to any Indemnified Party from the Holdback Fund in satisfaction of claims by any Indemnified Party, to object to such payments, to agree to, negotiate, enter into settlements and compromises of, and comply with orders of courts with respect to such claims, to assert, negotiate, enter into settlements and compromises of, and comply with orders of courts with respect to, any other claim by any Indemnified Party against any Holdback Participant, Optionholder or Bonus Recipient or by any such Holdback Participant, Optionholder or Bonus Recipient against any Indemnified Party or any dispute between any Indemnified Party and any such Holdback Participant, Optionholder or Bonus Recipient, in each case relating to this Agreement or the transactions contemplated hereby, and to take all other actions that are either (i) necessary or appropriate in the judgment of the Securityholder Representative for the accomplishment of the foregoing or (ii) specifically mandated by the terms of this Agreement. A vacancy in the position of Securityholder Representative may be filled by the holders of a two-thirds majority in interest of the Holdback Fund. In the event a vacancy in the position of Securityholder Representative exists for fifteen (15) or more days, Parent shall have the right to petition a court of competent jurisdiction to appoint a replacement Securityholder Representative. No bond shall be required of the Securityholder Representative, and the Securityholder Representative shall not receive any compensation for its services. Notices or communications to or from the Securityholder Representative shall constitute notice to or from the Holdback Participants, Optionholders and Bonus Recipients. This appointment of agency and this power of attorney is coupled with an interest and shall be irrevocable and shall not be terminated by any Stockholder or by operation of Law, whether by the death or incapacity of any Stockholder that is an individual, termination of any trust or estate, the dissolution, liquidation or bankruptcy or any corporation, partnership or other entity or the occurrence of any other event, and any action taken by the Representative shall be as valid as if such death, incapacity, termination, dissolution, liquidation, bankruptcy or other event had not occurred, regardless of whether or not the Representative shall have received any notice thereof.

(b) Until notified in writing by the Securityholder Representative that it has resigned or is otherwise unavailable to serve as Securityholder Representative, Parent and Parent may rely conclusively and act upon the directions, instructions and notices of the Securityholder Representative named above and, thereafter, upon the directions, instructions and notices of any successor named in a writing executed by a two- thirds majority-in-interest of the Holdback Fund filed with Parent.

(c) The Company, the Holdback Participants, Optionholders and Bonus Recipients each hereby authorize the Securityholder Representative to:

(i) Receive all notices or documents given or to be given to the Holdback Participants, Optionholders and Bonus Recipients pursuant hereto or in connection herewith or therewith and to receive and accept services of legal process in connection with any suit or proceeding arising under this Agreement;

(ii) Engage counsel, and such accountants and other advisors and incur such other expenses in connection with this Agreement and the transactions contemplated hereby or thereby as the Securityholder Representative may in its sole discretion deem appropriate; and

(iii) Take such action as the Securityholder Representative may in its sole discretion deem appropriate in respect of: (A) waiving any inaccuracies in the representations or warranties of Parent or Sub contained in this Agreement or in any document delivered by Parent or Sub pursuant hereto; (B) taking such other action as the Securityholder Representative is authorized to take under this Agreement; (C) receiving all documents or certificates and making all determinations, in its capacity as Securityholder Representative, required under this Agreement; and (D) all such actions as may be necessary to carry out any of the transactions contemplated by this Agreement, including the defense and/or settlement of any claims for which indemnification is sought pursuant to this Article VII and any waiver of any obligation of Parent or the Surviving Corporation.

(d) The Securityholder Representative shall not be liable for any act done or omitted hereunder as Securityholder Representative while acting in good faith and in the exercise of reasonable judgment. The Holdback Participants, Optionholders and Bonus Recipients shall indemnify the Securityholder Representative and hold the Securityholder Representative harmless against any loss, liability or expense incurred without gross negligence or bad faith on the part of the Securityholder Representative and arising out of or in connection with the acceptance or administration of the Securityholder Representative’s duties hereunder, including the reasonable fees and expenses of any legal counsel retained by the Securityholder Representative. A decision, act, consent or instruction of the Securityholder Representative, including an amendment, extension or waiver of this Agreement, shall constitute a decision of the Holdback Participants, Optionholders and Bonus Recipients and shall be final, binding and conclusive upon the Holdback Participants, Optionholders and Bonus Recipients; and Parent may rely upon any such decision, act, consent or instruction of the Securityholder Representative as being the decision, act, consent or instruction of the Holdback Participants, Optionholders and Bonus Recipients. The Parent is hereby relieved from any liability to any person for any decision, act, consent or instruction of the Securityholder Representative.

7.7 Limitations; Remedy.

(a) The following limitations apply to an Indemnified Party’s recovery of Losses:

(i) The maximum amount that Parent Indemnified Parties may recover for Losses under clause (a) of Section 7.2 shall be limited to the balance of the Holdback Fund plus ten percent (10%) of the Rollover Options (allocated amongst the Optionholders based on each Optionholder’s Pro Rata Share) plus ten percent (10%) of the Bonus Shares (allocated amongst the Bonus Recipients based on each Bonus Recipient’s Pro Rata Share), provided that the foregoing limitation shall not apply to Losses resulting from any breach of a representation or warranty (i) contained in any Fundamental Representation or Section 2.29 (Website Traffic) or (ii) related to any fraud, intentional misrepresentation or willful breach; provided, further that in the case of any Optionholder or Bonus Recipient whose service to Parent or Sub has terminated prior to any indemnity claim, the maximum amount that such Optionholder or Bonus Recipient shall be obligated to indemnify hereunder shall be limited to ten percent (10%) of the vested Rollover Options or vested Bonus Shares, as applicable, held by such Optionholder or Bonus Recipient as of the date of termination of service.

(ii) Except as set forth in Section 7.7(b), with respect to any Holdback Participant, Optionholder or Bonus Recipient, the maximum amount that such Holdback Participant, Optionholder or Bonus Recipient shall be obligated to indemnify the Parent Indemnified Parties for any Losses pursuant to Section 7.2 hereof, including Losses (i) incurred pursuant to clauses (b), (c), (d), (e), and (f) of Section 7.2, (ii) resulting from any breach of a representation or warranty contained in any Fundamental Representation or Section 2.29 (Website Traffic) or (iii) related to any fraud, intentional misrepresentation or willful breach, shall be limited to the portion of the Merger Consideration actually paid or payable to such Holdback Participant, Optionholder or Bonus Recipient pursuant to this Agreement; provided that in the case of any Optionholder or Bonus Recipient whose service to Parent or Sub has terminated prior to any indemnity claim, the maximum amount that such Optionholder or Bonus Recipient shall be obligated to indemnify hereunder shall be limited to the vested Rollover Options or vested Bonus Shares, as applicable, held by such Optionholder or Bonus Recipient as of the date of termination of service.

(iii) Any liability for indemnification hereunder shall be determined without duplication of recovery by reason of the state of facts giving rise to such liability constituting a breach or other violation of more than one representation, warranty, covenant, agreement, certificate or certification.

(iv) The amount of any Losses recoverable under Section 7.2 by the Parent Indemnified Parties shall be reduced by the amount of any Indemnification Tax Benefits (if any) realized by any Indemnified Party or any of its Affiliates in respect of such Losses. For this purpose, a Person shall be deemed to recognize a tax benefit (“Indemnification Tax Benefit”) with respect to a taxable year if, and to the extent that, the Person’s liability for Taxes for such taxable year, calculated by excluding any Tax items attributed to the Losses, exceeds the Person’s actual liability for Taxes for such taxable year, calculated by taking into account any Tax items attributed to the Losses.

(b) Except as set forth in Section 7.7(a), nothing in this Agreement or in the Related Agreements shall limit the liability of any Person in respect of Losses arising out of any fraud, intentional misrepresentation or willful breach on the part of such Person (it is agreed and understood that the Survival Date and the Threshold Amount shall not apply in respect of any such Losses). No Company Securityholder shall be liable for another Company Securityholder’s (i) fraud, intentional misrepresentation or willful breach, or (ii) breach of covenant under the Agreement or Related Agreements.

7.8 Purchase Price Adjustments. Amounts paid to or on behalf of any person as indemnification under this Agreement shall be treated as adjustments to the Merger Consideration for Tax purposes, unless otherwise required by Law.

7.9 Sole Remedy. Following the Closing, the parties agree that, except for the availability of injunctive or other equitable relief and claims relating to fraud, fraud, intentional misrepresentation or willful breach, the rights to indemnification under this Article VII shall be the sole remedy that any Indemnified Party will have in connection with the transactions under this Agreement.

ARTICLE VIII

TERMINATION, AMENDMENT AND WAIVER

8.1 Termination. Except as provided in this Section 8.1 and Section 8.2 hereof, this Agreement may be terminated and the Merger abandoned at any time prior to the Closing:

(a) by unanimous agreement of the Company and Parent;

(b) by Parent or the Company if the Closing Date shall not have occurred by April 15, 2016; provided, however, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of this Agreement;

(c) by Parent or the Company if: (i) there shall be a final non-appealable order of a federal or state court in effect preventing consummation of the Merger, or (ii) there shall be any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Closing by any Governmental Authority that would make consummation of the Closing illegal;

(d) by Parent if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any Governmental Authority, which would: (i) prohibit Parent’s ownership or operation of any portion of the business of the Company or (ii) compel Parent or the Company to dispose of or hold separate all or any portion of the business or assets of the Company or Parent as a result of the Merger;

(e) by Parent if it is not in material breach of its obligations under this Agreement and there has been a breach of any representation, warranty, covenant or agreement of the Company or the Stockholders contained in this Agreement such that the conditions set forth in Section 6.2(a) hereof would not be satisfied and such breach has not been cured within ten (10) calendar days after written notice thereof to the Company and the Securityholder Representative; provided, however, that no cure period shall be required for a breach which by its nature cannot be cured;

(f) by Parent if the Company has not delivered evidence of the Sufficient Stockholder Vote in accordance with the DGCL and the Charter Documents to Parent on or prior to 11:59 p.m. California time on the date of this Agreement; or

(g) by the Company if none of the Company or the Stockholders is in material breach of their respective obligations under this Agreement and there has been a breach of any representation, warranty, covenant or agreement of Parent contained in this Agreement such that the conditions set forth in Section 6.3(a) hereof would not be satisfied and such breach has not been cured within ten (10) calendar days after written notice thereof to Parent; provided, however, that no cure period shall be required for a breach which by its nature cannot be cured.

8.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 8.1 hereof, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent, the Company or the Stockholders, or their respective officers, directors or stockholders, if applicable; provided, however, that each party hereto shall remain liable for any breaches of this Agreement prior to its termination; and provided further, however, that, the provisions of Sections 5.4 and 5.5 hereof, Article IX hereof and this Section 8.2 shall remain in full force and effect and survive any termination of this Agreement pursuant to the terms of this Article VIII.

8.3 Amendment. This Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of the party against whom enforcement is sought. For purposes of this Section 8.3, the Holdback Participants, Optionholders and Bonus Recipients agree that any amendment of this Agreement signed by the Securityholder Representative shall be binding upon and effective against the Holdback Participants, Optionholders and Bonus Recipients whether or not they have signed such amendment.

8.4 Extension; Waiver. Parent, on the one hand, and the Company (before the Closing) or the Securityholder Representative (after the Closing), on the other hand, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations of the other party hereto, (b) waive any inaccuracies in the representations and warranties made by the other party contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the covenants, agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. For purposes of this Section 8.4, the Holdback Participants, Optionholders and Bonus Recipients agree that any extension or waiver signed by the Securityholder Representative shall be binding upon and effective against all Holdback Participants, Optionholders and Bonus Recipients whether or not they have signed such extension or waiver.

ARTICLE IX

GENERAL PROVISIONS

9.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial messenger or overnight or same-day courier service of national reputation (including U.S. Postal Service overnight delivery), or sent via facsimile (with acknowledgment of complete transmission) or confirmed electronic mail to the parties at the following addresses (or at such other address for a party as shall be specified by like notice); provided, however, that notices sent by mail will not be deemed given until received:

(a) if to Parent or Sub, to:

FilmOn

338 N Canon Drive Third Floor Penthouse

Beverly Hills, CA 90210

Attention: Peter van Pruissen

Facsimile No.:(310) 861-1830

with a copy (which shall not constitute notice) to:

The Law Offices of Barry K. Rothman

1901 Avenue of the Stars

Suite 370

Los Angeles, CA 90067

Attention: Barry K. Rothman

Facsimile No.: (310)-557-9080

(b) if to the Company or the Securityholder Representative, to:

Peter Lee

Baroda Ventures

245 South Beverly Drive

Beverly Hills, CA 90212

Attention: Peter Lee

Facsimile No.:

Email: peter@barodaventures.com

with a copy (which shall not constitute notice) to:

LKP Global Law, LLP

1901 Avenue of the Stars, Suite 480

Los Angeles, CA 90067

Attention: Donald S. Lee, Esq.

Facsimile No.: (424) 239-1882

Email: dlee@lkpgl.com

Notwithstanding the foregoing, notices addressed to Parent shall be effective only upon receipt. If any notice or document is required to be delivered to Parent and any other person, Parent may assume without inquiry that each notice or document was received by such other person when it is received by Parent.

9.2 Interpretation. The words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

9.3 Counterparts. This Agreement may be executed and delivered by facsimile or PDF signature in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

9.4 Entire Agreement; Assignment. This Agreement, the Related Agreements, the Exhibits hereto, the Disclosure Schedule, the Confidential Disclosure Agreement, and the documents and instruments and other agreements among the parties hereto referenced herein: (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings both written and oral, among the parties with respect to the subject matter hereof, (b) are not intended to confer upon any other person any rights or remedies hereunder, and (c) shall not be assigned by operation of law or otherwise without the consent of the parties hereto, other than by Parent in connection with a Parent change of control.

9.5 Severability. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

9.6 Other Remedies; Specific Performance. Any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy and nothing in this Agreement shall be deemed a waiver by any party of any right to specific performance or injunctive relief. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

9.7 Governing Law; Venue. This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, regardless of the Laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of any court within the State of Delaware in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the Laws of the State of Delaware for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction, venue and such process.

9.8 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any Law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document. Nothing in the Disclosure Schedule hereto shall be deemed adequate to disclose an exception to a representation or warranty made herein unless the Disclosure Schedule identifies the exception with reasonable particularity and describes the relevant facts in reasonable detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself). The Disclosure Schedule shall be arranged in separate parts corresponding to the numbered and lettered sections contained herein permitting such disclosure, and the information disclosed in any numbered or lettered part shall be deemed to relate to and to qualify only (a) the particular representation or warranty set forth in the corresponding numbered or lettered Section herein permitting such disclosure and (b) any other representation or warranty that is contained in this Agreement to the extent the relevance of such disclosure is reasonably apparent on its face (without any independent knowledge on the part of the reader regarding the matter disclosed or any reference to any underlying document) to such other representation or warranty. The parties intend that each representation, warranty and covenant contained herein shall have independent significance. If any party has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) that the party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty or covenant. In addition, each of the parties acknowledges and agrees that any purchase price adjustment as a result of the application of any provision of this Agreement, the Related Agreements or any of the other agreements contemplated hereby or thereby does not prejudice or limit in any respect whatsoever any party’s rights to indemnification under any other provision of this Agreement, the Related Agreements or any other agreements contemplated hereby or thereby, except to the extent that such a recovery would result in a duplication of damages. All references to dollars or “$” shall refer to U.S. dollars unless otherwise indicated.

9.9 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

9.10 Third Party Beneficiaries. Except for the provisions of Section 5.11 and Article VII relating to the Parent Indemnified Parties, Seller Indemnified Parties and the Holdback Participants, Optionholders and Bonus Recipients, this Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person, any legal or equitable right, benefit or remedy of any nature whatsoever, including any rights of employment for any specified period, under or by reason of this Agreement.

9.11 Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF ANY PARTY HERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

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IN WITNESS WHEREOF, Parent, Sub, the Company and the Securityholder Representative have caused this Agreement and Plan of Merger to be signed, all as of the date first written above.

OVGUIDE.COM, INC.

By:	/s/ Sanjay Reddy
	Name:	Sanjay Reddy
	Title:	CEO

FILMON.TV NETWORKS INC.

By:	/s/ Alkiviade David
	Name:	Alkiviades David
	Title:	Chief Executive Officer

OVG ACQUISITION CORPORATION

By:	/s/ Alkiviade David
	Name:	Name:
	Title:	Title:

SECURITYHOLDER REPRESENTATIVE

/s/ Peter Lee
Name: Peter Lee

[Signature Page to Agreement and Plan of Merger]